AGREEMENT AND PLAN OF REORGANIZATION



                                     Among




                          FIRST FINANCIAL CORPORATION,


                      FIRST FINANCIAL ACQUISITION COMPANY



                                      And



                            FIRSTROCK BANCORP, INC.



                          Dated as of October 26, 1994

                               TABLE OF CONTENTS


ARTICLE ONE
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

       1.01  Plan of Merger. . . . . . . . . . . . . . . . . . . . . . . . . .1
       1.02  Manner of Merger. . . . . . . . . . . . . . . . . . . . . . . . .1
       1.03  Effect of Merger. . . . . . . . . . . . . . . . . . . . . . . . .2
       1.04  Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .4
       1.05  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . .4
       1.06  Modification of Structure . . . . . . . . . . . . . . . . . . . .4

ARTICLE TWO
Representations and Warranties of First Financial. . . . . . . . . . . . . . .5

       2.01  Organization; Qualification; Good Standing; Corporate Power . . .5
       2.02  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .6
       2.03  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .6
       2.04  Financial Statements. . . . . . . . . . . . . . . . . . . . . . .6
       2.05  Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . .7
       2.06  No Violation, Consents. . . . . . . . . . . . . . . . . . . . . .7
       2.07  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
       2.08  Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . . .8
       2.09  Compliance With ERISA . . . . . . . . . . . . . . . . . . . . . .9
       2.10  Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . .9
       2.11  Shares to be Issued in Merger . . . . . . . . . . . . . . . . . .9
       2.12  Orders, Injunctions, Decrees, Etc.. . . . . . . . . . . . . . . .9
       2.13  Environmental Matters . . . . . . . . . . . . . . . . . . . . . .9
       2.14  Community Reinvestment Act Compliance . . . . . . . . . . . . . .9
       2.15  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       2.16  No Sensitive Transactions . . . . . . . . . . . . . . . . . . . 10

ARTICLE THREE
Representations and Warranties of The Company. . . . . . . . . . . . . . . . 10

       3.01  Organization; Qualification; Good Standing; Corporate Power . . 10
       3.02  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . 11
       3.03  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 11
       3.04  Financial Statements. . . . . . . . . . . . . . . . . . . . . . 12
       3.05  Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . 13
       3.06  No Violation, Consents. . . . . . . . . . . . . . . . . . . . . 13
       3.07  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       3.08  Taxes, Returns and Reports  . . . . . . . . . . . . . . . . . . 14
       3.09  Corporate Properties. . . . . . . . . . . . . . . . . . . . . . 15
       3.10  Obligations to Employees. . . . . . . . . . . . . . . . . . . . 15
       3.11  Brokerage Commissions, Fees, Etc. . . . . . . . . . . . . . . . 16
       3.12  Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . 17
       3.13  Articles of Incorporation, Articles of Association, Bylaws, Etc 18
       3.14  Orders, Injunctions, Decrees, Etc.. . . . . . . . . . . . . . . 18
       3.15  Stockholders of the Company . . . . . . . . . . . . . . . . . . 18
       3.16  Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . 18
       3.17  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       3.18  Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       3.19  Fiduciary Responsibilities. . . . . . . . . . . . . . . . . . . 20
       3.20  Compliance With Environmental and Safety Laws . . . . . . . . . 20
       3.21  Other Information . . . . . . . . . . . . . . . . . . . . . . . 21
       3.22  Insider Interests . . . . . . . . . . . . . . . . . . . . . . . 21
       3.23  No Sensitive Transactions . . . . . . . . . . . . . . . . . . . 21
       3.24  Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . 21
       3.25  Community Reinvestment Act Compliance . . . . . . . . . . . . . 21
       3.26  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       3.27  Qualified Thrift Lender . . . . . . . . . . . . . . . . . . . . 22
       3.28  The ESOP. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       3.29  Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . 22
       3.30  Liquidation Account . . . . . . . . . . . . . . . . . . . . . . 22
       3.31  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       3.32  Option and RRP Shares . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE FOUR
Covenants of First Financial . . . . . . . . . . . . . . . . . . . . . . . . 23

       4.01  Conduct Of Business; Certain Covenants. . . . . . . . . . . . . 23
       4.02  SEC Registration  . . . . . . . . . . . . . . . . . . . . . . . 23
       4.03  Authorization, Reservation, and Stock Exchange Listing of Common
             Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       4.04  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 24
       4.05  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 24
       4.06  Required Approvals  . . . . . . . . . . . . . . . . . . . . . . 24
       4.07  Employment Agreements and Directors . . . . . . . . . . . . . . 25
       4.08  Severance Policy for Terminated Employees . . . . . . . . . . . 25
       4.09  Retirement Plans. . . . . . . . . . . . . . . . . . . . . . . . 25
       4.10  Information, Access Thereto . . . . . . . . . . . . . . . . . . 25
       4.11  Negative Covenant . . . . . . . . . . . . . . . . . . . . . . . 26
       4.12  Resolution of Company Benefit Plans . . . . . . . . . . . . . . 26

ARTICLE FIVE
Covenants of The Company . . . . . . . . . . . . . . . . . . . . . . . . . . 28

       5.01  Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . 28
       5.02  Conduct Of Business; Certain Covenants  . . . . . . . . . . . . 29
       5.03  Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . 32
       5.04  Information, Access Thereto . . . . . . . . . . . . . . . . . . 32
       5.05  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 33
       5.06  Recommendation of Merger to Stockholders. . . . . . . . . . . . 33
       5.07  Litigation Matters. . . . . . . . . . . . . . . . . . . . . . . 33
       5.08  Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . . 33
       5.09  Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . 33
       5.10  Severance Compensation Plans. . . . . . . . . . . . . . . . . . 34
       5.11  Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . 34
       5.12  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . 34
       5.13  Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . 35
       5.14  Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . 35
       5.15  Termination and other Payments. . . . . . . . . . . . . . . . . 35

ARTICLE SIX
Conditions to Obligations of Each of the Parties . . . . . . . . . . . . . . 35

       6.01  Approval by Affirmative Vote of Stockholders. . . . . . . . . . 35
       6.02  Approval of Merger. . . . . . . . . . . . . . . . . . . . . . . 35
       6.03  Approval of Bank Merger . . . . . . . . . . . . . . . . . . . . 35
       6.04  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       6.05  Registration Statement. . . . . . . . . . . . . . . . . . . . . 36
       6.06  Blue Sky. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
       6.07  Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . 36
       6.08  Orders, Decrees and Judgments . . . . . . . . . . . . . . . . . 36
       6.09  Pooling Letter. . . . . . . . . . . . . . . . . . . . . . . . . 36
       6.10  Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . 36
       6.11  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . 37
       6.12  Schedules and Investigations. . . . . . . . . . . . . . . . . . 37
       6.13  No Burdensome Condition . . . . . . . . . . . . . . . . . . . . 37
       6.14  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE SEVEN
Further Conditions to the Obligations of The Company . . . . . . . . . . . . 38

       7.01  Compliance by First Financial . . . . . . . . . . . . . . . . . 38
       7.02  Accuracy of Financial Statements  . . . . . . . . . . . . . . . 38
       7.03  Sufficiency of Documents. . . . . . . . . . . . . . . . . . . . 38
       7.04  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . 38
       7.05  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . 40
       7.06  Absence of Certain Changes or Events. . . . . . . . . . . . . . 40
       7.07  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . 41
       7.08  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE EIGHT
Further Conditions to the Obligations of First Financial . . . . . . . . . . 41

       8.01  Compliance by the Company . . . . . . . . . . . . . . . . . . . 41
       8.02  Accuracy of Financial Statements. . . . . . . . . . . . . . . . 41
       8.03  Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
       8.04  Sufficiency of Documents, Proceedings . . . . . . . . . . . . . 42
       8.05  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . 42
       8.06  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . 44
       8.07  Absence of Certain Changes or Events. . . . . . . . . . . . . . 44
       8.08  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       8.09  Transfer by Affiliates  . . . . . . . . . . . . . . . . . . . . 45
       8.10  Bank Merger Agreement . . . . . . . . . . . . . . . . . . . . . 45
       8.11  Pooling of Interests. . . . . . . . . . . . . . . . . . . . . . 45
       8.12  Affiliation Audit . . . . . . . . . . . . . . . . . . . . . . . 45
       8.13  No Parachute Payments . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE NINE
Abandonment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

       9.01  Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . 45
       9.02  Effect of Abandonment . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE TEN
Modifications, Amendments and Waiver . . . . . . . . . . . . . . . . . . . . 47

       10.01 Modifications, Amendments and Waiver  . . . . . . . . . . . . . 47

ARTICLE ELEVEN
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

       11.01 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
       11.02 Certificate of Merger . . . . . . . . . . . . . . . . . . . . . 48
       11.03 Procurement of Approvals  . . . . . . . . . . . . . . . . . . . 48
       11.04 Further Acts  . . . . . . . . . . . . . . . . . . . . . . . . . 48
       11.05 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
       11.06 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       11.07 Nonsurvival of Representations and Warranties . . . . . . . . . 49
       11.08 Discussions With Other Banks, Bank Holding Companies,
             Savings Associations and Bank-Related Businesses. . . . . . . . 50
       11.09 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 50
       11.10 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 50
       11.11 Binding Effect and Parties in Interest  . . . . . . . . . . . . 50
       11.12 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       11.13 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 50
       11.14 Severability Clause . . . . . . . . . . . . . . . . . . . . . . 50
       11.15 Identification. . . . . . . . . . . . . . . . . . . . . . . . . 51

EXHIBIT A          Agreement and Plan of Merger

EXHIBIT B          Affiliates Letter

EXHIBIT C          Warrant Agreement

EXHIBIT D          Bank Merger Agreement

APPENDIX I         Schedules

                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION by and among FIRST FINANCIAL CORPORATION, a Wisconsin corporation ("First Financial"), FIRST FINANCIAL ACQUISITION COMPANY, a Delaware corporation and a wholly owned subsidiary of First Financial ("FFC-Acquisition"), and FIRSTROCK BANCORP, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, FFC-Acquisition is a wholly owned subsidiary of First Financial, and First Financial and the Company desire that FFC-Acquisition shall be merged with and into the Company in accordance with the applicable statutes of the State of Delaware and in accordance with an Agreement and Plan of Merger (the "Plan of Merger") substantially on the terms and in the form attached hereto as Exhibit A (the merger provided for therein being herein called the "Merger"); and

      WHEREAS, immediately upon the Merger, First Federal Savings Bank, F.S.B., a wholly owned subsidiary of the Company ("First Federal"), shall merge (the "Bank Merger," and such transaction together with the Merger, the "Reorganization") with and into First Financial Bank, FSB, a wholly owned subsidiary of First Financial ("FF-Bank");

      NOW, THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

                              ARTICLE ONE

                              The Merger

      1.01 Plan of Merger. FFC-Acquisition, the Company and First Financial hereby adopt and agree to execute the Plan of Merger substantially in the form attached hereto as Exhibit A.

      1.02 Manner of Merger. At the Effective Time, as hereinafter defined, FFC-Acquisition shall be merged with and into the Company in accordance with applicable provisions of the Delaware General Corporation Law (the "Delaware Law") and on the terms and subject to the conditions contained in this Agreement and the Plan of Merger. Simultaneously with the effectiveness of the Merger, (a) the separate existence of FFC- Acquisition shall cease and (b) the Company, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Delaware Law. Upon the effectiveness of the Merger, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to be in the form of the certificate of incorporation and bylaws of FFC-Acquisition as in effect immediately prior to the Merger. Upon the effectiveness of the Merger, the directors and officers of the Surviving Corporation shall be the persons serving in such positions at FFC-Acquisition immediately prior to such effectiveness.

      1.03 Effect of Merger.  Upon the Merger becoming effective:

           (a) The separate existence of FFC-Acquisition shall cease and be merged into the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the Company and FFC-Acquisition; and all singular rights, privileges, immunities, powers and franchises of each of the Company and FFC-Acquisition, and all property, real, personal and mixed, and all debts due to either the Company or FFC-Acquisition in whatever account, including subscriptions to shares, and all other things in action or belonging to each of the Company and FFC-Acquisition shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and FFC-Acquisition and the title to any real estate, or interest therein, vested by deed or otherwise, in either of the Company and FFC-Acquisition shall not revert or be in any way impaired by reason of the Merger.

           (b) All rights of creditors and all liens upon any property of the Company or FFC-Acquisition shall be preserved unimpaired and all debts, liabilities and duties of the Company or FFC-Acquisition shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Time.

           (c) Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against either the Company or FFC-Acquisition or relating to their assets, liabilities or shares of common stock shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of FFC-Acquisition.

           (d) Each share of stock of FFC-Acquisition issued and outstanding immediately prior to the Merger shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive the same number of shares of common stock of the Surviving Corporation.

           (e) Subject to Sections 9.01(g) and (h) of this Agreement each share of the Company's Common Stock issued and outstanding immediately prior to the Merger (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly by First Financial or any of its subsidiaries, except for any shares held in trust accounts, managed accounts, custodial accounts or in any similar manner that are beneficially owned by third parties or shares held as collateral or in lieu of a debt previously contracted) shall be converted into and represent the right to receive and be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of First Financial Common Stock as shall be equal to (i) Twenty-Seven Dollars and Ten Cents ($27.10) divided by (ii) the average of the closing trade prices ("Average Price") of First Financial Common Stock on The Nasdaq Stock Market during the last fifteen trading days on which reportable sales of First Financial Common Stock took place immediately prior to, but not including, the third business day prior to the Effective Time as defined below (the "Exchange Ratio"). Fractions of shares of First Financial Common Stock will not be issued. In lieu of a fraction of a share of First Financial Common Stock, each holder of Company Common Stock otherwise entitled to a fraction of a share of First Financial Common Stock shall be entitled to receive an amount of cash equal to
(i) the fraction of a share of First Financial Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of First Financial Common Stock which shall be deemed to be the last per share sales price of the First Financial Common Stock as reported on The Nasdaq Stock Market on the fourth trading day immediately preceding the Closing Date (as defined below). Following consummation of the Merger, no holder of Company Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

           (f) Each of the Option Rights (as hereinafter defined) which is outstanding immediately prior to the Merger shall be converted automatically into an option to purchase shares of First Financial Common Stock in an amount and at an exercise price determined as provided below and otherwise subject to the terms (including those terms, if any, providing for accelerated vesting) of the Company's 1992 Incentive Stock Option Plan (the "Employee Plan") and the Company's 1992 Stock Option Plan for Outside Directors (the "Director Plan"), (the option rights granted under the Employee Plan and the Director Plan are sometimes collectively referred to herein as the "Option Rights"):

                 (1) The number of shares of First Financial Common Stock to be subject to the new option shall be equal to the product of the number of shares of FirstRock Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of First Financial Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                 (2) The exercise price per share of First Financial Common Stock under the new option shall be equal to the exercise price per share of FirstRock Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

      The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to

First Financial. Notwithstanding anything to the contrary contained herein, all Limited Rights (as such term is defined in the Employee Plan) granted under the Employee Plan shall terminate and be of no further force or effect upon receipt of consent to such termination from the grantees of such Limited Rights. The Company will use its best efforts to obtain such consents from all holders of Limited Rights.

      For purposes of determining Option Rights outstanding immediately prior to the Merger, all Option Rights which have been granted as of the date hereof, as described in Section 3.03 hereof, shall be deemed outstanding unless they shall have been exercised prior to the Effective Time or shall have expired or otherwise have been terminated prior thereto.

           (g) In the event of any increase or reduction in the number of shares of First Financial Common Stock issued and outstanding caused by split-up, reverse split, reclassification, distribution of stock dividends or change of par or stated value, the parties agree to amend the Plan of Merger to cause a proportionate adjustment to be made to the Exchange Ratio and the Option Exchange Ratio and the ratio specified in Section 9.01(g) and (h).

           (h) The Reorganization shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and except for cash received in lieu of fractional shares, no gain or loss will be recognized by the holders of Company Common Stock upon receipt of shares of First Financial Common Stock in exchange for their shares of Company Common Stock.

      1.04 Bank Merger. Immediately after the Merger, as part of the Reorganization and in accordance with the terms and conditions of the Bank Merger Agreement attached as Appendix 1 hereto, First Federal shall be merged with and into FF-Bank, which will be the "Surviving Bank" of the Bank Merger.

      1.05 Effective Time. The Merger shall be consummated upon the filing of appropriate Certificate of Merger with the Secretary of State of the State of Delaware in the form and manner required by the Delaware Law. The close of business on the date on which such Certificate of Merger shall have been filed is herein referred to as the "Effective Time," unless some other date is agreed upon by the parties hereto and is specified therein.

      1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, First Financial may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to the Company and its stockholders or to holders of options under the Employee Plan or the Director Plan as a result of such modification; (ii) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby reduced in amount because of such modification; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals.

                              ARTICLE TWO

           Representations and Warranties of First Financial

      First Financial represents and warrants to the Company as follows:

      2.01 Organization; Qualification; Good Standing; Corporate Power.

           (a) First Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and each direct or indirect subsidiary of First Financial is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated, and First Financial and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. First Financial is a registered savings and loan holding company under the Home Owners' Loan Act. First Financial and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now conducted, and to own, lease and operate its properties. First Financial has the corporate power and authority to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby. The Certificate of Incorporation and Bylaws of First Financial, copies of which have previously been made available to the Company, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

           (b) FFC-Acquisition is a corporation in organization and before the Effective Time will be duly organized, validly existing and in good standing under the laws of the State of Delaware and will be duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. FFC-Acquisition will have the corporate power and authority to carry on the business of the Company as it is now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby.

           (c) FF-Bank is a federally chartered stock savings association duly organized and in existence under the laws of the United States.

           (d) First Financial and each of its subsidiaries holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its businesses. First Financial and each of its subsidiaries has conducted its business so as to comply with all applicable federal, state and local statutes, ordinances, regulations or rules, and First Financial and each of its subsidiaries is not presently charged with, or, to its knowledge, under governmental investigation with respect to, any actual or alleged violations of any statute, ordinance, regulation or rule; and First Financial and each of its subsidiaries is not the subject of any pending or, to its knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

     2.02 Authorization. The execution, delivery and performance of this Agreement and the Plan of Merger by First Financial and FFC-Acquisition will have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger will be legally binding on and enforceable against First Financial and FFC-Acquisition in accordance with their terms, subject to the receipt of all required regulatory or other governmental approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the Merger will not, violate the provisions of First Financial's or FFC-Acquisition's respective Articles of Incorporation, as amended, or Bylaws, as amended.

      2.03 Capitalization. As of September 30, 1994, the authorized capitalization of First Financial consisted of 75,000,000 shares of First Financial Common Stock, par value $1.00 per share , of which 24,698,852 shares were outstanding; and 3,000,000 shares of Preferred Stock, par value $1.00 per share ("First Financial Preferred Stock") of which none were outstanding. Except pursuant hereto, and pursuant to the stock option plans of First Financial, there are as of the date hereof, no outstanding warrants, options, rights, calls or other commitments of any nature relating to the issuance of authorized but unissued shares of First Financial Common Stock or First Financial Preferred Stock or concerning the authorization, issuance or sale of any other class of equity securities of First Financial. Except pursuant to the foregoing, between September 30, 1994, and the date of this Agreement, there has been no change in the capitalization of First Financial. The number of shares set forth above is subject to change before the Effective Time by purchase, sale, issuance, redemption, conversion, distribution or other transaction. A vote of the shares set forth above is not required to approve this Agreement or any of the above-referenced agreements. All of the outstanding shares set forth above are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights except as found under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

      2.04 Financial Statements.

           (a) First Financial has furnished to the Company true, correct and complete copies of: (i) the audited Consolidated Balance Sheets of First Financial as of December 31, 1992, and December 31, 1993, and the related
Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the three years ending December 31, 1993, including the respective notes thereto, together with the reports of Ernst & Young relating thereto; and (ii) the unaudited Consolidated Balance Sheet as of September 30, 1994, and the related unaudited Consolidated Statement of Income for the period then ended (the "Financial Statements"). Such Financial Statements fairly present the consolidated financial position of First Financial as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of First Financial for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis. Since September 30, 1994, there have not been any changes in First Financial's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

           (b) First Financial will furnish the Company with copies of its audited and unaudited Consolidated Balance Sheets, and related reports, for each annual and quarterly period subsequent to September 30, 1994, and each financial report it or the Subsidiaries file with the Office of Thrift Supervision (the "OTS") until the Closing Date (as hereinafter defined) ("Subsequent Financial Statements").

           (c) All of the aforesaid Financial Statements have been, and, with respect to the Subsequent Financial Statements, will be, prepared in accordance with generally accepted accounting principles (except with respect to reports filed with the OTS which have, in each case, been prepared in accordance with OTS requirements), utilizing accounting practices consistent with prior years except as otherwise disclosed. All of the aforesaid Financial Statements present fairly, and all of the Subsequent Financial Statements will present fairly, the consolidated financial position of First Financial and the results of its operations and changes in its financial position as of and for the periods ending on their respective dates. Subject to such changes which may result from an audit which includes the nine months ended September 30, 1994, or an audit of any Subsequent Financial Statements (which changes, in the aggregate, will not be material), the allowance for loan losses in such Financial Statements is, and with respect to the Subsequent Financial Statements will be, adequate under the standards applied by the OTS and based on past loan loss experiences and potential losses in current portfolios to cover all known or anticipated loan losses.

      2.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements or the Subsequent Financial Statements, neither First Financial nor any of its subsidiaries have, and with respect to the Subsequent Financial Statements will not have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due. First Financial further represents and warrants that it does not know or have any reason to believe that there is or will be any basis for assertion against it or any of its subsidiaries as of December 31, 1993, or September 30, 1994, or as of the date of any Subsequent Financial Statements, of any liability or obligation of any nature or any amount not fully reflected or reserved against in the Consolidated Balance Sheets as of said dates or as of such subsequent dates and for such subsequent periods or in the footnotes thereto.

      2.06 No Violation, Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of First Financial or its subsidiaries, taken as a whole, pursuant to any indenture, mortgage, deed of trust, license, lease or other agreement (including borrowing agreements) or instrument to which First Financial or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound; or (ii) violate any statute, rule or regulation, judgment, order, writ, decree or injunction applicable to First Financial or any of its subsidiaries. No consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, other than as specifically contemplated by this Agreement, is required for the consummation by First Financial of the transactions contemplated by this Agreement.

      2.07 Litigation. As of the date of this Agreement, there are no legal, quasijudicial, administrative, or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of First Financial, threatened against First Financial or any of its subsidiaries that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on First Financial's consolidated financial condition, assets, liabilities or business. Neither First Financial nor any of its subsidiaries is subject to, or in default with respect to, nor are any of their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality.

      2.08 Regulatory Filings. First Financial and each of its subsidiaries has filed and will continue to file in a timely manner all required filings with (i) the Securities and Exchange Commission ("SEC"), including all reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements and will furnish the Company with copies of all such SEC filings made subsequent to the date hereof until the Effective Time; (ii) the OTS and (iii) the Federal Deposit Insurance Corporation ("FDIC") and, to the best knowledge of First Financial, all such filings (including as such filings that have been or will be amended) were or will be complete and accurate in all material respects as of the dates of the filings, and no such filing made or will make any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the IRS or various banking regulatory authorities in the regular course of the business of First Financial and its subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the First Financial, investigation into the business or operations of the First Financial and its subsidiaries within the past five years. To First Financial's knowledge, there is no unresolved violation, criticism or exception of a material nature by the SEC or the OTS or the FDIC or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in First Financial's condition, financial or otherwise, such that had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

      2.09  Compliance  With ERISA.  All employee  benefit  plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) established or maintained by First Financial or its subsidiaries or to which First Financial or its subsidiaries contributes ("First Financial Employee Plans") are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Internal Revenue Code of 1986, as amended (the "Code"), for obtaining the tax benefits the Code thereupon permits with respect to such First Financial Employee Plans.

      2.10 Advice of Changes. Between the date hereof and the Effective Time, First Financial shall promptly advise the Company in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations contained herein materially untrue.

      2.11 Shares to be Issued in Merger. The First Financial Common Stock which the stockholders of the Company will be entitled to receive upon consummation of the Merger pursuant to the Plan of Merger will, at the Effective Time, be duly authorized and will, when issued pursuant to the Plan of Merger, be validly issued, fully paid and nonassessable (except pursuant to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), will have been registered under the Securities Act and will not be subject to pre-emptive rights.

      2.12 Orders, Injunctions, Decrees, Etc. First Financial is not subject to any order, injunction, or decree, written agreement, consent agreement or memorandum of understanding of any governmental body or court, or in violation of any order, injunction, or decree, written agreement, consent agreement or memorandum of understanding or any other requirement of any governmental body or court.

      2.13 Environmental Matters. Except as and to the extent reflected or reserved against in the Financial Statements or the Subsequent Financial Statements, neither First Financial or any of its subsidiaries have, and with respect to the Subsequent Financial Statements will not have, any liabilities or obligations, of any nature, resulting from the violation or application of any environmental law which would have a materially adverse effect on the consolidated financial position, business or operations of First Financial.

      2.14 Community Reinvestment Act Compliance. First Financial Bank, FSB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 ("CRA") and the regulations promulgated thereunder. As of the date of this Agreement, First Financial Bank, FSB has not been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause it to fail to be in substantial compliance with the CRA or any federal or state fair lending laws. First Financial Bank, FSB has not received a CRA rating from its principal banking regulator which is less than "satisfactory."

      2.15 Approvals. First Financial knows of no reason why all regulatory approvals necessary to permit it to consummate the transactions contemplated hereby in the manner provided herein should not be obtained or why the opinion letter referred to in Section 8.11 hereof cannot be obtained.

      2.16 No Sensitive Transactions. Within the past five (5) years, neither First Financial nor any of its subsidiaries nor, to First Financial's knowledge, any director, employee or agent of First Financial or any of its subsidiaries, has directly or indirectly used funds or other assets of First Financial or any of its Subsidiaries for (a) illegal contributions, gifts, entertainment, or other expenses related to political activities; (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (c) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or (d) the establishment or maintenance of an illegal secret or unrecorded fund.


                             ARTICLE THREE

             Representations and Warranties of The Company

      The Company represents and warrants to First Financial as follows: (For purposes of this Article Three a "Company Schedule" is defined as a schedule prepared and executed by an Officer of the Company and delivered to First Financial not later than twenty (20) days after the date of the execution of this Agreement).

      3.01 Organization; Qualification; Good Standing; Corporate Power.

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each direct or indirect subsidiary of the Company ("Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated, and the Company and each of its Subsidiaries is duly qualified to do business and is in good standing in Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. The Company is a registered savings association holding company under the Home Owners Loan Act. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties. The Company has the corporate power and authority to execute and deliver this Agreement and the power to consummate the transactions contemplated hereby.

           (b) First Federal is a federally chartered stock savings association duly organized and in existence under the laws of the United States. First Service Corporation ("First Service"), Megarock Corporation ("Megarock"), FFS Funding Corporation, Inc. ("FFS"), Megavest Corporation ("Megavest I") and Megavest Financial Services, Inc. ("Megavest II") are wholly owned Subsidiaries of First Federal and are corporations duly organized, validly existing and in good standing under the laws of the State of Illinois. The Subsidiaries each have the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary.

           (c) The Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their respective business. The Company and the Subsidiaries have each conducted its business so as to comply with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither the Company nor any of the Subsidiaries is presently charged with, or, to the Company's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule; and neither the Company nor either of the Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

      3.02 Authorization. The execution, delivery and performance of this Agreement and the Plan of Merger by the Company have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger are legally binding on and enforceable against the Company in accordance with their terms, subject to the approval of the stockholders of the Company and subject to the receipt of all required regulatory and other government approvals and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and of the Plan of Merger do not, and the consummation of the Merger will not violate the Company's Certificate of Incorporation, as amended, or Bylaws, as amended.

      3.03 Capitalization.

           (a) As of the date of this Agreement, the authorized capitalization of the Company consists of (i) 3,500,000 shares of Company Common Stock , $.01 par value per share, of which 2,645,000 are issued of which 2,388,171 shares are outstanding, which includes 185,150 shares which are held by the First Federal Savings Bank, F.S.B. Employee Stock Ownership Plan and Trust (the "ESOP"), and 256,829 shares are held by the Company as treasury shares and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding. The Company has no other class of stock and there are, and as of the Effective Time there will be, no fractional shares of Company Common Stock issued or outstanding. In addition, there are outstanding options for the purchase of 189,911 shares of Company Common Stock, each at an exercise price of $8.75 per share granted to certain employees of the Company pursuant to the FirstRock Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Employee Plan") and there are outstanding options for the purchase of 66,125 shares of Company Common Stock at an exercise price of Eight and 75/100 Dollars ($8.75) per share granted to directors of the Company pursuant to the FirstRock Bancorp, Inc. 1992 Stock Option Plan for Outside Directors (the "Director Plan") (the option rights granted pursuant to the Employee Plan and the Director Plan are sometimes collectively referred to herein as the "Option Rights"). In addition, the Company has made certain restricted stock awards to certain officers of the Company pursuant to the First Federal Savings Bank, F.S.B. Recognition and Retention Plan and Trusts which purchased 105,800 shares of Company Common Stock (the "Restricted Stock"). Except with respect to the Option Rights , neither the Company nor the Subsidiaries have granted any outstanding warrants, options, rights, calls, agreements, understandings or other commitments of any nature relating to the authorization, issuance, sale or repurchase of any equity securities of the Company or the Subsidiaries. Except in connection with the exercise of the Option Rights and stock issued in connection with the Warrant Agreement referred to in Section 5.09 hereof, the number of shares set forth above is not subject to change before the Effective Time. Except as otherwise provided in the Certificate of Incorporation of the Company and except as set forth in Schedule 3.03(a), all of the issued and outstanding shares of Company Common Stock will be entitled to vote to approve this Agreement and the Plan of Merger.

           (b) The Company owns directly or indirectly all of the issued and outstanding shares of capital stock of the Subsidiaries. Company Schedule 3.03(b) accurately identifies the number of shares of authorized and outstanding capital stock of the Subsidiaries. Except as set forth in Company Schedule 3.03(b), neither the Company nor the Subsidiaries owns directly or indirectly any debt, equity or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business.

           (c) All of the outstanding shares of the Company and the Subsidiaries are validly issued, fully paid and nonassessable and, in the case of the shares of the Subsidiaries, are owned free and clear of all liens, charges or encumbrances.

      3.04 Financial Statements.

           (a) The Company has furnished to First Financial true, correct and complete copies of: (i) the audited Consolidated Statements of Financial Condition of the Company as of June 30, 1993 and June 30, 1994, and the related Consolidated Statements of Earnings, Consolidated Statements of Stockholders' Equity and Consolidated Statements of Cash Flows for each of the three fiscal years ending June 30, 1994, including the respective notes thereto, together with the reports of KPMG Peat Marwick relating thereto; (ii) the unaudited Consolidated Statement of Financial Condition as of September 30, 1994, and the related, unaudited Consolidated Statement of Earnings for the period then ended ("Company Financial Statements"). Such Company Financial Statements fairly present the financial position of the Company and the Subsidiaries taken as a whole as of and for the periods ended on their respective dates and the operating results of the Company and the Subsidiaries taken as a whole for the indicated periods in conformity with generally accepted accounting principles applied on a consistent basis. Since September 30, 1994, there have not been any changes in the Company's or the Subsidiaries' consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

           (b) The Company will furnish First Financial with copies of its audited and unaudited Consolidated Statements of Financial Condition, and related reports, for each annual and quarterly period, and each financial report it or the Subsidiaries file with the OTS, subsequent to September 30, 1994, until the Effective Time ("Subsequent Company Financial Statements").

           (c) All of the aforesaid Company Financial Statements have been, and, with respect to the Subsequent Company Financial Statements, will be, prepared in accordance with generally accepted accounting principles (except with respect to reports filed with the OTS which have, in each case, been prepared in accordance with OTS requirements), utilizing accounting practices consistent with prior years except as otherwise disclosed. All of the aforesaid Company Financial Statements present fairly, and all of the Subsequent Company Financial Statements will present fairly, the financial position of the Company and the Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. Subject to such changes which may result from an audit of any Subsequent Company Financial Statements (which changes in the aggregate will not be material), the allowance for loan losses in such Company Financial Statements is, and, with respect to the Subsequent Company Financial Statements will be, adequate to cover all known or anticipated loan losses. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which the Company or the Subsidiaries are a party or by which it or they or (to the knowledge of the Company) any of the officers, directors, employees or stockholders of the Company or the Subsidiaries have rights which would have a materially adverse effect on the consolidated financial position of the Company or the financial position of First Federal which are not disclosed herein or reflected in the Company Financial Statements and the Subsequent Company Financial Statements.

      3.05  Absence  of  Undisclosed  Liabilities.  Except as and to the  extent reflected or reserved against in the Company Financial Statements or the Subsequent Company Financial Statements, neither the Company nor the Subsidiaries had, nor with respect to the Subsequent Company Financial Statements will have, any liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due. Except as set forth in Schedule 3.05, the Company further represents and warrants that it does not know or have reason to believe that there is or will be any basis for assertion against it or the Subsidiaries as of September 30, 1994, or as of the date of any Subsequent Company Financial Statements, of any liability or obligation of any nature or any amount not fully reflected or reserved against in the Company Financial Statements as of said dates and for subsequent periods or in the footnotes thereto.

      3.06 No Violation, Consents. Neither the execution and delivery of this Agreement nor, subject to the approval of this Agreement by the stockholders of the Company, the consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time, or both, will: (i) violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, license, lease or other material agreement (including borrowing agreements) or instrument to which the Company or the Subsidiaries is a party or by which it or the Subsidiaries or any of their properties or assets may be bound; or (ii) violate any statute, rule or regulation, judgment, order, writ, decree or injunction applicable to the Company or the Subsidiaries. Other than as specifically contemplated by this Agreement, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, or of any lender or purchaser under any borrowing agreement, is required for the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement.

      3.07 Litigation. There are no legal, quasijudicial, administrative, or other actions, suits, proceedings, or investigations of any kind or nature pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries that challenge the validity or legality of the transactions contemplated by this Agreement or which would have a material adverse effect on the financial condition, assets, liabilities or business of the Company or the Subsidiaries. Company Schedule 3.07 accurately describes all litigation against the Company or its Subsidiaries in which the amount claimed is in excess of $25,000 which is pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries. Neither the Company nor the Subsidiaries is subject to or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality.

      3.08 Taxes, Returns and Reports. The Company and the Subsidiaries have duly and timely filed all material tax returns required to be filed. The reserve for taxes in the Company September 30, 1994 Consolidated Statement of Financial Condition is adequate to cover all tax liabilities of the Company and the Subsidiaries (including, without limitation, income taxes and franchise fees) that may become payable in future years in respect to any transactions consummated prior to June 30, 1994. Neither the Company nor the Subsidiaries has or, to the best of the Company's knowledge, will have any liability for taxes of any nature for or in respect of the operation of its business or ownership of its or their assets from September 30, 1994, up to and including the Effective Time, except to the extent reflected in the Subsequent Company Financial Statements, or otherwise reflected in the books and records of the Company for the period following the then most recent Company Subsequent Financial Statements. The federal income tax returns of the Company have been audited by the Internal Revenue Service ("IRS") through 1982. Except as set forth on
Schedule 3.08, neither the Company nor any of its Subsidiaries is a party to any action or proceeding, nor is any such action proceeding, to the Company's knowledge, threatened, by any governmental entity for the assessment or collection of any taxes, and no deficiency notices or reports have been received by the Company or any of its Subsidiaries in respect of any deficiencies for any tax, assessment, or government charges.

      3.09 Corporate Properties.

           (a) Company Schedule 3.09 accurately identifies: (i) all real property owned or leased by the Company or the Subsidiaries, including a brief description of any buildings located thereon; and (ii) all known copyrights, patents, trademarks, trade names, franchises, and related applications and all other similar intangible assets owned by the Company or the Subsidiaries. Except as set forth in said Company Schedule 3.09, all of the Company's or the Subsidiaries' properties, leasehold improvements, and equipment are in reasonable operating condition, and all known copyrights, patents, trademarks, trade names, franchises, and related applications are valid and in full force and effect in accordance with their terms. No complaints have been received by the Company or the Subsidiaries and, to the best of the Company's knowledge, none are threatened that the Company or the Subsidiaries are in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and to the best of the Company's knowledge, the Company and the Subsidiaries are not in violation of any such law, ordinance, or regulation, except as disclosed in said Company Schedule. To the knowledge of the Company, no proceedings to take all or any part of the properties of the Company or the Subsidiaries (whether leased or owned) by condemnation or right of eminent domain are pending or threatened.

           (b) Except as set forth in said Company Schedule 3.09, the Company and the Subsidiaries have good and marketable title to all their real and personal property, free, clear, and discharged of, and from, any and all liens, charges, encumbrances, security interests, and/or equities.

      3.10 Obligations to Employees. Except as set forth in Company Schedule 3.10, all accrued obligations of the Company and the Subsidiaries, whether arising by operation of law or by contract, for payments to trusts or other funds or to any governmental agency or to any individual director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit sharing, pension or retirement benefits or social security benefits have been paid, or adequate actuarial accruals on the Company Financial Statements for such payments have been and are being made, by the Company and the Subsidiaries. All obligations of the Company and the Subsidiaries, whether arising by operation of law or by contract, for bonuses and other forms of compensation which are or may become payable to their directors, officers, employees or agents have been paid, or adequate accruals for payment therefor have been and are being made to the extent required in accordance with generally accepted accounting principles, all of which accruals are reflected in the books and records of the Company. Company
Schedule 3.10 includes a list of all of the pension, profit sharing, ESOP, health, accident, welfare, life insurance, deferred compensation, bonus, restricted stock, stock option and other plans and arrangements for the compensation of employees, including employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") maintained, sponsored, or contributed to by the Company, any Subsidiary or any ERISA Affiliate, or under which any of them has any liability.("Company Employee Plans"). All such Company Employee Plans established or maintained by the Company or the Subsidiaries or to which the Company or the Subsidiaries contribute are in compliance with all applicable requirements of ERISA, and are in compliance with all applicable requirements (including qualification and nondiscrimination requirements in effect as of the Effective Time) of the Code, for obtaining the tax benefits the Code thereupon permits with respect to such Company Employee Plans. Except as disclosed on
Schedule 3.10, no Company Employee Plan has, or as of the Effective Time will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which the Company or the Subsidiaries would be liable to any person under Title IV of ERISA if the Company Employee Plans were terminated as of the Effective Time, which amounts would be material to the Company or the Subsidiaries. The Employee Plans are funded in accordance with
Section 412 of the Code (if applicable). Neither the Company, the Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, the Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. There are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trusts related thereto and the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of the Company, the Subsidiaries or any ERISA Affiliate to severance pay, termination pay or any other payment except as expressly provided in this Agreement, or accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, except as expressly provided in this Agreement. Except as disclosed in
Schedule 3.10, there would be no obligations which would be material to the Company or the Subsidiaries under Title IV of ERISA relating to any Company Employee Plan that is a multi-employer plan as defined in Section 3(37) of ERISA if any such plan were terminated or if the Company or the Subsidiaries withdrew from any such plan as of the Effective Time. For purposes of this Agreement, an ERISA Affiliate of the Company shall mean a trade or business (whether or not incorporated) under common control with the Company within the meaning of ERISA
Section 4001(a)(14) and (b) or Code sections 414(b) or 414(c).

      3.11 Brokerage Commissions, Fees, Etc. All negotiations relating to this Agreement and the Plan of Merger and the transactions contemplated herein and therein have been and will be carried on by the Company directly with First Financial, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against First Financial or the Company for any brokerage commission, finder's fee, investment advisor's fee or other like payment, except that the Company has agreed to make payment to The Chicago Corporation for services rendered as financial advisor in connection with the transactions contemplated hereby pursuant to that certain letter agreement dated June 28, 1994, between the Company and The Chicago Corporation, a copy of which has been provided to First Financial.

      The Company has fee agreements with all outside attorneys, accountants, and other independent experts and advisors it has used or plans to use in connection with the transactions contemplated in this Agreement, which provide that such attorneys, accountants, and other independent experts and advisors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses.

      3.12 Certain Agreements. Company Schedule 3.12 accurately identifies all of the following agreements, contracts, or other instruments written or, to the knowledge of the Company, oral, to which the Company or the Subsidiaries are a party or by which any of them are bound or affected or, to the knowledge of the Company, by which any of the stock, properties, or assets of the Company or the Subsidiaries are bound or affected, or under which any of their officers, directors, employees, or stockholders have rights: (a) all leases of real property under which the Company or the Subsidiaries are either lessee or sublessee; (b) all insurance policies held by the Company or the Subsidiaries relating to their properties or operations, including but not limited to those covering their leasehold improvements, properties, equipment, furniture, fixtures, lives of, or performance of their duties by their directors, officers, and employees (all such policies of insurance, including blanket bonds and director and officer liability insurance, are in force and, until the Effective Time, the Company will cause all such policies to continue in force or to obtain substitute policies acceptable to First Financial with comparable coverage in amounts deemed by First Financial to be sufficient); (c) to the extent not disclosed in Company Schedule 3.10, all employment contracts, pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consultant, incentive, bonus, noncompetition, or collective bargaining agreements, group insurance contracts, or other incentive, benefit, or welfare plans or arrangements of the Company and the Subsidiaries, including any trust or comparable agreement or instrument relating thereto, and including for each plan the latest actuary's report on the condition of the plan and any determination letters issued by the IRS (except as otherwise disclosed in said Company Schedule, all such contracts, plans, practices, or arrangements are terminable at the will of the employer without liability on not more than 60 days' notice to any affected employee); and (d) except as entered into with respect to loan transactions or workouts in the ordinary course of business by the Company, any agreement, instrument, or understanding of the Company or the Subsidiaries, whether or not made in the ordinary and regular course of business involving an aggregate liability in excess of $25,000.00 per annum. The Company will deliver upon request to First Financial true, complete, and correct copies of all of the written agreements, contracts, or other instruments, and written descriptions of the material details of any oral agreements or instruments identified in said Company Schedule. Except as otherwise specifically disclosed in said Company Schedule 3.12, all such agreements, contracts, or other instruments are in full force and effect and neither the Company nor either of the Subsidiaries is in default under any such agreement, contract, or other instrument to which they are a party or by which they may be bound.

      3.13 Articles of Incorporation, Articles of Association, Bylaws, Etc. The Company has provided complete and correct copies of the following: (a) the Certificate of Incorporation or Charter, as the case may be, and all amendments thereto, of the Company and the Subsidiaries; (b) the Bylaws of the Company and the Subsidiaries, as amended to date; and (c) a specimen certificate for each type of outstanding security of the Company and the Subsidiaries.

      3.14 Orders, Injunctions, Decrees, Etc. Neither the Company nor the Subsidiaries are subject to any order, injunction or decree, written agreement, consent agreement, or memorandum of understanding of any governmental body or court, or are in violation of any order, injunction, or decree, written agreement, consent agreement or memorandum of understanding, or any other requirement of any governmental body or court.

      3.15 Stockholders of the Company. Company Schedule 3.15 accurately identifies the names and addresses of all of the stockholders who, to the Company's knowledge, beneficially own more than 5% of Company Common Stock and the number of shares of stock of the Company held by each such stockholder and by each director and senior officer of the Company. From the date hereof until the Effective Time, the Company shall, upon request, provide First Financial with a complete list of all of its stockholders, including the names, addresses and number of shares of Company Common Stock held by each stockholder. Without the advance written consent of the Company, First Financial will not disclose or make use of the information provided by the Company pursuant hereto except as may be required in connection with regulatory or other filings permitted by this Agreement, the mailing of the Prospectus/Proxy Statement (as hereinafter defined) or as is otherwise specifically permitted by this Agreement and in accordance with applicable law.

      3.16 Regulatory Filings. The Company and the Subsidiaries have filed and will continue to file in a timely manner all required filings with (i) the SEC (and will furnish First Financial with copies of all such filings made subsequent to the date hereof until the Effective Time), (ii) the OTS and (iii) the FDIC and, to the best knowledge of the Company, all such filings were or will be, complete and accurate in all material respects as of the dates of the filings, and no such filing made or will make any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the IRS or the OTS or the FDIC in the regular course of the business of the Company or the Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the Company, investigation into the business or operations of the Company or the Subsidiaries within the past five years. There is no unresolved violation, criticism or exception of a material nature by the SEC or the OTS or the FDIC or other agency, commission or entity with respect to any report or statement referred to herein. Since the date of any such filings there has been no material change in the Company's or First Federal's condition, financial or otherwise, such that, had such change occurred prior to any such filing, such change would have been required to be disclosed or described therein.

      3.17 Loans. All loans and loan commitments extended by the Subsidiaries (the "Loans") have been made in accordance with customary lending standards in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such Loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge and the Company and the Subsidiaries have complied, and at the Effective Time will have complied, in all material respects with all laws and regulations relating to such Loans. The Loans are not subject to any offsets, or to the knowledge of the Company, claims of offset, or claims of other liability on the part of the Company or the Subsidiaries.

      3.18 Conduct. Except as set forth in Section 4.08 or Company Schedule 3.18, since September 30, 1994, neither the Company nor any of the Subsidiaries have: (i) conducted its business or entered into any transaction other than in the ordinary course, or incurred or become subject to any liabilities or obligations except liabilities incurred in the ordinary course of business; (ii) suffered any labor trouble, or any event or condition of any character materially adversely affecting its or their business or prospects; (iii) discharged or satisfied any material lien or encumbrance or paid any obligation or liability other than those presented in the Company Financial Statements or incurred after the date thereof in the ordinary course of business; (iv) mortgaged, pledged, or subjected to lien, charge or other encumbrance any part of its assets, or sold or transferred any such assets, except in the ordinary course of business; (v) made or permitted an amendment or termination of any contract to which it is a party except in the ordinary course of business; (vi) issued, agreed to issue or sold any of its capital stock or corporate debt obligations (whether authorized and unissued or held in the treasury); (vii) granted any options, warrants or other rights for the purchase of its capital stock; (viii) declared, agreed to declare, set aside or paid any dividend or other distribution in respect of its or their capital stock (except as permitted by Section 5.02(b)(iii) of this Agreement) or, directly or indirectly purchased, redeemed, or otherwise acquired or agreed to purchase or redeem or otherwise acquire any shares of such stock; (ix) entered into any employment contract with any officer or salaried employee, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its or their present officers or employees, increased the rate of compensation payable or to become payable by them to any of its or their officers or employees, or instituted or made any increase in any employee welfare, retirement or similar plan or arrangement, in each case other than in the ordinary course of business or as contemplated pursuant to such contract, plan or arrangement; or (x) entered into any other transaction other than in the ordinary course of business.

      3.19 Fiduciary Responsibilities. The Company and the Subsidiaries have performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.

      3.20 Compliance With Environmental and Safety Laws.

           (a) The operations of the Company and the Subsidiaries comply and have complied with all applicable federal, state, and local environmental statutes and regulations; none of the Company's or the Subsidiaries' operations are subject to any judicial or administrative proceedings, pending or to the best of the Company's knowledge threatened, alleging the violation of any federal, state, or local environmental, health or safety statute or regulation; none of the Company's or the Subsidiaries' operations are the subject of a federal, state or local investigation, pending or to the best of the Company's knowledge threatened, evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment; neither the Company nor the
Subsidiaries   have   generated   hazardous   waste  in  the  Company's  or  the
Subsidiaries' operations; neither the Company nor the Subsidiaries have transported hazardous waste attributable to the Company's or the Subsidiaries' operations for treatment, storage or disposal; and neither the Company nor the Subsidiaries have reported a spill or release of a hazardous or toxic waste, substance or constituent or any other substance in the environment due to the Company's or the Subsidiaries' operations.

           (b) Except as set forth in Schedule 3.20(b), all real estate owned, beneficially or otherwise, or controlled by the Company or the Subsidiaries, whether owned outright, as REO property as a joint venture, or owned or controlled in a fiduciary capacity, or otherwise (the "Real Estate"), is in compliance in all material respects with all applicable federal, state, and local environmental statutes and regulations; the Real Estate is not subject to any judicial or administrative proceedings alleging the violation of any federal, state, or local environmental, health or safety statute or regulation; to the best of the Company's knowledge, the Real Estate is not the subject of a federal, state, or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment; neither the Company nor any of the Subsidiaries have generated any hazardous material on the Real Estate; neither the Company nor any of the Subsidiaries have transported any hazardous material from the Real Estate to any waste treatment, storage or disposal facility.

           (c) The Company's representations regarding the "operations" referenced in this Section 3.20 do not extend to customers of the Company or of the Subsidiaries unless the Company or the Subsidiaries influenced the customer's use, storage, or disposal of hazardous or toxic waste.

           (d) For the purposes of this Section 3.20, any reference to "hazardous" or "toxic" waste, substances, or constituents encompasses any waste, substance, or constituent regulated by, or subject to, the provisions and regulations of either the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC Sec. 6901 et seq., the Toxic Substances Control Act, 15 USC Sec. 2601 et seq..

      3.21 Other Information. No representation or warranty by the Company contained in this Agreement, or disclosure in any Company Schedule, certificate or other instrument or document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement and no information furnished or to be furnished by the Company for use in the Prospectus/Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) or the regulatory filings described in Section 4.06 hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

      3.22 Insider Interests. All loans, extensions of credit, and other contractual arrangements (including deposit relationships) between the Company or the Subsidiaries and any officer or director of the Company or the Subsidiaries, or any affiliate of any such officer or director conform to applicable rules and regulations and requirements of all applicable regulatory agencies. No officer or director of the Company or the Subsidiaries has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or the Subsidiaries.

      3.23 No Sensitive Transactions. Within the past five (5) years, neither the Company nor the Subsidiaries nor, to the Company's knowledge, any director, employee, or agent of the Company or the Subsidiaries, has directly or indirectly used funds or other assets of the Company or the Subsidiaries for (a) illegal contributions, gifts, entertainment, or other expenses related to political activities; (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (c) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or (d) the establishment or maintenance of an illegal secret or unrecorded fund.

      3.24 Delaware Law. The provisions of Section 203 of the Delaware Law as they relate to the Company do not and will not apply to this Agreement, the Merger or the transactions contemplated hereby. No dissenter's rights exist with respect to the Company Common Stock.

      3.25 Community Reinvestment Act Compliance. First Federal Savings Bank, F.S.B. is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, First Federal Savings Bank, F.S.B. has not been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause it to fail to be in substantial compliance with the Community Reinvestment Act ("CRA") or any federal or state fair lending laws. First Federal Savings Bank, F.S.B. has not received a CRA rating from the OTS which is less than "satisfactory."

      3.26 Approvals. The Company knows of no reason why all regulatory approvals necessary to permit First Financial to consummate the transactions contemplated hereby in the manner provided herein should not be obtained or why the opinion letter referred to in Section 8.11 hereof cannot be obtained.

      3.27 Qualified Thrift Lender. First Federal is a "Qualified Thrift Lender" as defined under 12 USC Sec. 1467a(m) or Section 10(m) of the Home Owners' Loan Act.

      3.28 The ESOP. The Company is the sole lender to the First Federal Employee Stock Ownership Plan and Trust ("the ESOP"). Accelerated cash payments under the loan agreement entered into between the Company and the ESOP (the "ESOP Loan") are not required by virtue of the acquisition of the Company by First Financial.

      3.29 Advice of Changes. Between the date hereof and the Closing Date, the Company shall promptly advise First Financial in writing of any fact which, if existing or known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein materially untrue.

      3.30 Liquidation Account. The liquidation account established by First Federal in connection with its conversion from the mutual to stock form amounted to $13,150,298 at June 30, 1994 and has been maintained since its establishment in accordance with applicable Laws. None of the transactions contemplated by this Agreement would constitute a complete liquidation of First Federal so as to require the distribution of such liquidation account of First Federal to any existing or former savings or demand account holders of First Federal.

      3.31 Insurance. Section 3.31 of the Company Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by the Company and the Subsidiaries, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds are in full force and effect and have been in full force and effect at all times during which the Company or any Subsidiary had any insurable interest in the subject of such insurance policies and bonds. As of the date hereof, neither the Company nor any Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by the Company and the Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of the Company and the Subsidiaries. True and complete copies of all such policies and bonds reflected at Section
3.31 of the Company Schedule have been delivered to First Financial.

      3.32 Option and RRP Shares. Company and its Subsidiaries shall not exercise any discretionary authority which any of them may have to accelerate the vesting for any participant under the FirstRock 1992 Incentive Stock Option Plan (the "Employee Plan") or the First Federal Savings Bank F.S.B. Recognition and Retention Plan and Trusts (the "RRP"), nor shall the Company or its Subsidiaries award any additional options under the Employee Plan or shares of Restricted Stock under the RRP.


                             ARTICLE FOUR

                     Covenants of First Financial

      First Financial hereby covenants and agrees with the Company as follows:

      4.01 Conduct Of Business: Certain Covenants. From and after the execution and delivery of this Agreement and until the Effective Time, First Financial and its subsidiaries will:

            (a) conduct its and their business and operate only in accordance with sound banking and business practices as reasonably determined by First Financial; and

            (b) remain in good standing with all applicable banking regulatory authorities to the extent required to continue the operation of their respective businesses.

      4.02 SEC Registration. First Financial shall file with the SEC as soon as practicable after the execution of this Agreement but in no event later than 60 days from the date of this Agreement (provided that the Company has given to First Financial all information concerning the Company which is required for inclusion in the Registration Statement (defined below), including the Prospectus/Proxy Statement (defined below)), a registration statement on an appropriate form under the Securities Act covering the First Financial Common Stock to be issued pursuant to the Plan of Merger and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements 2thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a prospectus/proxy statement thereto ("the Prospectus/Proxy Statement"), prepared for use in connection with the meeting of stockholders of the Company referred to in Section 5.01 of this Agreement, all in accordance with the rules and regulations of the SEC. First Financial shall, as soon as practicable after the execution of this Agreement, take all actions necessary to have the shares of First Financial Common Stock to be delivered in exchange for Company Common Stock qualified or registered for offering and sale, or to identify and perfect an exemption therefrom, under the securities or "Blue Sky" laws of each jurisdiction within the United States in which stockholders of the Company reside.

      4.03 Authorization, Reservation, and Stock Exchange Listing of Common Stock. By appropriate Resolution, a certified copy of which shall be provided to the Company, the Board of Directors of First Financial shall, prior to the Effective Time, authorize and reserve the required number of shares of First Financial Common Stock to be issued pursuant to the Plan of Merger. First
Financial shall also use all reasonable efforts to cause the shares of First Financial Common Stock to be issued pursuant to the Plan of Merger to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Effective Time.

      4.04 Confidentiality. First Financial will cause all internal, nonpublic financial and business information obtained by it from the Company and its Subsidiaries to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict First Financial from making such disclosure thereof as may be required by law in connection with the offering and sale of its Common Stock pursuant to this Agreement or as may be required in the performance of this Agreement. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Company, or destroyed by First Financial, and shall not be used by First Financial in any way detrimental to the Company or any of its affiliates.

      4.05 Indemnification. First Financial agrees that it will honor with respect to the Company, and that FF-Bank will honor with respect to First Federal, all rights to indemnification, including rights to payments of advances for indemnification obligations, reimbursement of expenses, and amounts paid in settlement, if any, existing in favor of the employees, agents, directors, and officers of the Company or First Federal and each of their heirs and representatives as provided in their Certificate of Incorporation, Charter, Bylaws, or otherwise to the extent such rights are provided for and not in conflict with applicable law on the date of this Agreement and that all such rights shall survive the Effective Time and remain in full force and effect with respect to matters occurring prior to the Effective Time. First Financial also agrees to pay all costs of defense, judgments and settlements with respect to the pending Stock Seizure and Boosalis litigation.

      4.06 Required Approvals. As soon as practicable after the execution of this Agreement but in no event later than 60 days from the date of this Agreement (subject to receipt by First Financial from the Company of all information of the Company and First Federal as reasonably requested, First Financial will submit all such applications as are necessary to effect the Reorganization.

      4.07 Employment Agreements and Directors. First Financial agrees to honor the Company's and First Federal's existing employment agreements with David A. Ingrassia and Daniel J. Nicholas and the Company's and First Federal's existing Change In Control Agreements with Donna K. Beilfuss, William H. Leefers, Robert
M. Singer and Creston B. Harris, each of which is dated June 28, 1993. (The agreements referred to in this Section 4.07 are collectively referred to herein as the "Employment Agreements.") First Financial also agrees to honor the Memo of Understanding with William H. Leefers dated July 1, 1993.

      4.08 Severance and Retention Pool. As of the Effective Time, First Financial will make available an aggregate of $1.2 million, which will be used for the following purposes: (1) payment of severance to certain employees (other than those who are covered by employment agreements) whose employment is not continued after the date that the Company's accounts are transferred on to First Financial's FiServ data processing system and (2) payment of retention bonuses to certain employees of the Company and its Subsidiaries. Prior to the Effective Time, the Company shall develop a Severance and Retention Pool Program to administer the $1.2 million pool pursuant to the terms of this section 4.08, which Program shall be reasonably satisfactory to First Financial.

      4.09 Retirement Plans. For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under the First Financial Corporation Employees' Retirement and 401(k) Plans, and for purposes of crediting periods of service for eligibility to participate in other employee benefits provided to employees of First Financial and its affiliates, employees of the Company and the Subsidiaries who otherwise would be eligible to participate in such plans and benefit programs after the Effective Time shall be given credit for service with the Company and the Subsidiaries prior to the Effective Time.

      4.10 Information, Access Thereto. The Company, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of First Financial and its subsidiaries. The Company, its representatives and agents may, prior to the Effective Time, make or cause to be made such investigation of the operations, records and properties of First Financial and its subsidiaries, and of its and their financial and legal condition as the Company shall deem necessary or advisable to familiarize itself with such records, properties and other matters. Upon request, First Financial and its subsidiaries will furnish the Company or its representatives or agents, its and their attorneys' responses to auditors' requests for information and such financial and operating data and other information requested by the Company developed by First Financial or its subsidiaries, its and their auditors, accountants or attorneys, and will permit the Company, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for First Financial or its subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to the Company or its representatives or agents. No investigation by the Company shall affect the representations and warranties made by First Financial herein. No investigation or access provided hereunder shall interfere with the normal operations of First Financial and its subsidiaries.

      4.11 Negative Covenant. From and after the execution of this Agreement and until the Effective Time, First Financial will not, take any action, or agree to take any such action, which constitutes a breach or default of its obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby or is reasonably likely, to the best of First Financial's knowledge, to preclude the Merger from qualifying for "pooling of interests" accounting treatment (provided, however, First Financial shall not be precluded from engaging in stock repurchase programs to the extent that the number of shares of First Financial Stock repurchased in such programs does not exceed (i) the number of shares of Company Common Stock issued pursuant to exercise of stock options after the date hereof, times (ii) the Exchange Ratio, or taking such action in the event it shall have first waived the condition contained in Section 8.11 hereof) or cause any of the other conditions set forth in Articles Six, Seven or Eight hereof to fail.

       4.12 Resolution of Company Benefit Plans. The Company and First Financial shall cooperate in effecting the following treatment of the Company Benefit Plans, except as mutually agreed upon by First Financial and the Company before the Effective Time:

           (a) After the Effective Time, First Financial, except as otherwise provided in this Agreement or as permitted by Code or ERISA law, shall not amend or take any other action, with respect to any Company Benefit Plan which has or will have the effect of reducing or eliminating any: (i) accrued benefits regardless of whether the benefits have been vested, (ii) early retirement benefits or retirement-type subsidies, and/or (iii) optional form of benefits, or any other benefit, right or feature of the Company Benefits Plans, which enures or will enure to any participant, former participant and/or retired participant or beneficiaries of such persons who are covered under the terms of the Company Benefit Plans, as the described benefits and forms of benefits existed under the Company Benefit Plans immediately prior to the Effective Time. Notwithstanding anything contained herein to the contrary, First Financial shall deem the single sum payment optional form of benefit and the early retirement benefit known as the "Rule of 80" available in the First Federal Employees' Defined Benefit Plan as "Protected Benefits" and shall take no action to amend or eliminate such options for a period of 90 days after the Effective Time. In addition, First Financial agrees to pay the accrued vacation benefits to Company employees.

           (b) On the Effective Date, First Financial or a subsidiary shall be substituted for the Company as the sponsoring employer under those Company Benefit Plans with respect to which the Company is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company with respect to each such Plan. Except as otherwise provided herein, each such Plan and any Company Benefit Plan sponsored by the Company Subsidiary, including the First Federal 401(k) Savings Plan, the First Federal Employees' Defined Benefit Plan, the First Federal ESOP, the Deferred Compensation Agreements entered into by the Company with certain of its officers, the Incentive Compensation Plans and the Benefit Equalization Plan, shall be continued in effect by First Financial or any applicable Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to First Financial or any applicable Subsidiary under each such Plan to subsequently amend or terminate such Plan; provided, however, that First Financial shall not reduce, diminish or terminate any accrued benefit or the form of such benefit as provided by the Company Benefit Plans as of the Effective Time unless agreed upon by the parties prior to the Effective Time, or if after the Effective Time, permitted by the Code or by ERISA. The Company, each Company Subsidiary, and First Financial will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

           (c) After the Effective Time, First Financial shall provide, or cause an applicable Subsidiary to provide, to each employee of the Company and any Company Subsidiary as of the Effective Time ("FirstRock Employees") the opportunity to participate in First Financial Benefit Plans offered to similarly-situated employees. Nothing in the preceding sentence shall obligate First Financial or any subsidiary to hire any person or retain in employment any employee or director or to provide or cause to be provided any benefits duplicative to those provided under any Company Benefit Plan that is continued pursuant to Section 4.13(b) above. Except as otherwise provided in this Agreement, the power of First Financial or any First Financial Subsidiary to amend or terminate any benefit plan or program, including any Company Benefit Plan shall not be altered or affected. Moreover, this Agreement shall not confer upon any FirstRock Employee any rights or remedies hereunder and shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at First Financial, the Company, any Company Subsidiary or any First Financial Subsidiary.

           (d) As of the Effective Time, all account balances under the ESOP shall be fully vested and nonforfeitable within the meaning of Section 411 of the Code. All shares released from the ESOP unallocated stock fund as a result of the reduction of the ESOP loan prior to the Effective Time shall be allocated to the Company ESOP participants prior to the Effective Time. From and after the date of this Agreement to the Effective Time, First Financial, Company and their respective representatives shall use their best efforts, and after the Effective Time, First Financial and its representatives shall use their best efforts, to cause Company and the Company Subsidiaries to: take any action necessary (including amendment of the ESOP, if necessary) to maintain the status of the ESOP as a separate plan qualified under Sections 401(a) and 4975 of the Code until all shares of stock held by the ESOP have been allocated to the accounts of participants therein.

           (e) All accounts under the First Federal 401(k) Savings Plan and accrued benefits under the First Federal Employees' Defined Benefits Plan shall as of the Effective Time become fully vested and nonforfeitable within the meaning of Section 411 of the Code, and First Financial shall honor the terms of the Company plans and shall not reduce the benefits accrued under such plans except as permitted under the Code or ERISA. The benefits provided under the Benefit Equalization Plan and the Deferred Compensation Agreements, upon the Effective Time, shall be fully vested and such plans shall be terminated in accordance with those plans.

           (f) All outstanding stock options which have been granted pursuant to the FirstRock Stock Option Plans will become fully vested, nonforfeitable and 100% exercisable as of the Effective Time. The FirstRock Stock Option Plans shall continue following the Effective Time and First Financial shall assume the rights, duties and obligations of FirstRock under the FirstRock Stock Option Plans. Options representing FirstRock Common Stock outstanding as of the Effective Time shall become options to purchase shares of First Financial Common Stock, subject to adjustment as set forth in the FirstRock Stock Option Plans, and as provided in Section 1.03(f) hereof.

           (g) All awards which have been granted under the First Federal Recognition and Retention Plans and Trusts will become fully vested and nonforfeitable to the extent permitted by the Plans and shares representing such awards and earnings thereon shall be distributed to participants or beneficiaries as of the Effective Time and these plans and trusts will terminate following such distribution as of the Effective Time.

           (h) First Financial shall honor the Company's obligation to pay a lifetime benefit of of $499.38 every biweekly pay period as a retirement benefit to a former employee as set forth on Schedule 4.12(h), but shall not be obligated to provide medical coverage to any retired director of the Company or its Subsidiaries, nor shall First Financial be obligated to provide disability insurance to any Company or Subsidiary officer who is subject to an Employment Agreement.


                             ARTICLE FIVE

                       Covenants of The Company

      The Company hereby covenants and agrees with First Financial as follows:

      5.01 Registration Statement and Stockholders' Meeting. The Company shall cause a meeting of its stockholders (the "Stockholders Meeting") to be held at the earliest practicable date after the execution of this Agreement and availability of the Prospectus/Proxy Statement for the purpose of acting upon this Agreement and the Plan of Merger, and in connection therewith shall distribute the Prospectus/Proxy Statement and any amendments or supplements thereto and shall solicit proxies from its stockholders in accordance with applicable law, including the rules and regulations of the SEC.

      5.02 Conduct Of Business, Certain Covenants.

           (a) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and the Subsidiaries will:

                 (i) conduct its and their business and operate only in the usual ordinary course of business and maintain its and their properties, books, contracts, business, operations, commitments, records, loans, investments and any trust operations in accordance with generally accepted accounting principles;

                 (ii) conduct  its  and  their  business  and  operate  only  in accordance with sound banking practices, including charging off all loans required to be charged off by bank regulators and regulations, statutes and sound banking practices as determined by the Board of Directors of the Company and the Subsidiaries;

                (iii) maintain an allowance for loan losses deemed by management of the Company to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

                 (iv) remain  in  good  standing  with  all  applicable  banking regulatory authorities and preserve each of its and their existing banking locations;

                 (v) use its and their best efforts to retain the services of such of its and their present officers and employees that its and their goodwill and business relationships with customers and others are not materially and adversely affected;

                 (vi) maintain  insurance  covering the  performance  of its and their duties by its and their directors, officers and employees and maintain in full force and effect all of the insurance policies reflected on Schedule 3.31 hereto (or comparable policies of insurance); and

                (vii) consult  with  First  Financial  prior  to  acquiring  any interest in real property, except in the ordinary course of business.

           (b) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and the Subsidiaries will not, without the prior consent of First Financial:

                 (i) amend its or their Certificate of Incorporation, Charter, or Bylaws;

                 (ii) except in connection with the exercise of Option Rights or as contemplated by Section 5.09 hereof, issue or sell any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock);

                (iii) pay  or  declare any  cash  dividend or  other dividend or
                      distribution  with  respect   to  the  Company's  or   the
                      Subsidiaries' capital stock;

                 (iv) increase  or reduce  the  number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

                 (v) except in connection with the exercise of Option Rights or as contemplated by Section 5.09 hereof , purchase, permit the conversion of or otherwise acquire or transfer for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

                 (vi) except as  required  by Section  5.10 and 5.11  hereof and except as agreed to by the Company and First Financial, and except in connection with bonus plans currently in effect which will provide for payment of prorated bonuses for the period between July 1, 1994 and the month-end prior to the Effective Time, adopt, amend or otherwise modify any Company Employee Benefit Plan, the ESOP, any bonus, pension, profit sharing, retirement or other compensation plan or enter into any contract of employment with any officer which is not terminable at will without cost or other liability (other than benefits accrued as of the date of such termination), except for the annual renewal of the current employment contracts and change in control agreements, and except as herein provided and except as may be required by applicable law or regulation, including revenue laws or regulations;

                (vii) incur  any  obligations  or  liabilities  except  in  the ordinary course of business;

               (viii) mortgage,  pledge (except  pledges  required for  existing
                      Federal Home Loan Bank advances or pledges of such assets as may be required to permit First Federal to accept deposits of public funds) or subject to any material lien (excluding mechanics liens), charge, security interest, or any other encumbrance, any of its or their assets or property, except for liens for taxes not yet due and payable;

                 (ix) transfer  or lease any of its or their assets or  property except in the ordinary course of business, or close any banking office;

                 (x)  transfer  or grant any  rights, under any leases, licenses
                      or  agreements,  other  than in the  ordinary   course  of
                      business;

                 (xi) make or grant any  general  or  individual  wage or salary increase except for general salary and wage adjustments now in progress, or as part of the conduct of a normal salary administration program consistent with past practices provided that bonuses may be paid as provided in
                      Section  4.08 and in  Subsection  (b)(vi) of this  Section
                      5.02;

                (xii) other than with respect to loan  transactions  (including, without limitation, letters of credit and purchase of leases), and other than with respect to sales of REO property less than $250,000, and other than with respect to payments made with respect to the ESOP Loan in 1994 and 1995 in an amount which does not exceed $57,750.00 in any calendar quarter, make or enter into any material transaction, contract or agreement or incur any other material commitment which is defined for purposes of this provision as any transaction, contract, agreement or commitment in excess of $25,000.00;

               (xiii) incur  any  indebtedness  for borrowed  money,  except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed one year;

                (xiv) cancel  or  compromise  any debt or  claim,  which has not previously been charged off, other than in the ordinary course of business in an aggregate amount which is not materially adverse;

                 (xv) enter into any  transaction  other  than in  the  ordinary course of business;

                (xvi) invite  or   initiate   or  engage   in   discussions   or
                      negotiations for the acquisition or merger of the Company or the Subsidiaries by or with any corporation or other entity other than First Financial or its affiliates, except as set forth in Section 5.12;

               (xvii) except  as set  forth in  Section  5.12,  take any  action which constitutes a breach or default of its obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby or is reasonably likely to the best of the Company's knowledge to preclude the Merger from qualifying for "pooling of interests" accounting treatment or cause any of the other conditions set forth in Articles Six, Seven, or Eight hereof to fail;

              (xviii) make or commit  to any  commercial   business  loan or any
                      commercial real estate or construction loan secured by any non 1-4 family residential property over $150,000;

                (xix) purchase  or  commit to  purchase any bulk  loan servicing portfolio; and

                 (xx) make any  payment to any  director,  officer,  employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Section 162(a)(1) or 404 of the IRC.

      5.03 Affiliate Agreements. At or prior to the Closing Date, the Company shall furnish to First Financial an agreement in the form set forth in Exhibit B, executed by each person, other than First Financial and any of its affiliates, who is an affiliate of the Company, as such term is defined in Rule 144 under the Securities Act.

      5.04 Information, Access Thereto. First Financial, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, employees, operations, records and properties of the Company and the Subsidiaries. First Financial, its representatives and agents may, prior to the Effective Time, make or cause to be made such investigation of the operations, records and properties of the Company and the Subsidiaries, and of its and their financial and legal condition as First Financial shall deem necessary or advisable to familiarize itself with such records, properties and other matters. Upon request, the Company and the Subsidiaries will furnish First Financial or its representatives or agents, its and their attorneys' responses to auditors requests for information and such financial and operating data and other information requested by First Financial developed by the Company or the Subsidiaries, its and their auditors, accountants or attorneys, and will permit First Financial, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for the Company or the Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to First Financial or its representatives or agents. First Financial and First Financial's agents, contractors and environmental consultants shall also have the right of access to the Real Estate before the Closing Date for the purpose of undertaking such environmental investigation and testing as First Financial deems necessary or appropriate. First Financial and First Financial's agents, contractors and environmental consultants shall also have the right of access to the Company's and the Subsidiaries records or employees for the purpose of carrying out necessary investigation and testing. Except as set forth in Section 6.12, no investigation by First Financial shall affect the representations and warranties made by the Company herein. No investigation or access provided hereunder shall interfere with the normal operations of the Company and the Subsidiaries.

      5.05 Confidentiality. The Company will cause all materials and other internal, nonpublic financial and business information obtained by it from First Financial or any of its affiliates to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the Company from making such disclosure thereof as may be required by law in connection with the consummation of the Reorganization or as may be required in the performance of this Agreement. If the Merger shall not be consummated, all nonpublic financial statements, documents and material and all copies thereof shall be returned to First Financial, or destroyed by the Company, and shall not be used by the Company in any way detrimental to First Financial or any of its affiliates.

      5.06 Recommendation of Merger to Stockholders. The Board of Directors of the Company will unanimously recommend in the Prospectus/Proxy Statement approval of the Merger by all stockholders of the Company entitled to vote thereon.

      5.07 Litigation Matters. The Company will consult with First Financial about any proposed settlement or lack thereof, or any disposition of, any material litigation matter in which it or either of the Subsidiaries is or becomes involved.

      5.08 Bank Merger. The Company will cause First Federal to take all such corporate action as is reasonably required to complete the Bank Merger, including approval by the Board of Directors of First Federal and execution by appropriate officers of First Federal of the Bank Merger Agreement.

      5.09 Warrant Agreement. Immediately following the execution of this Agreement, the Company and First Financial shall execute a Warrant Agreement (the "Warrant Agreement"), the form of which is attached hereto as Exhibit C, pursuant to which the Company will issue a Warrant (the "Warrant") to First Financial which entitles First Financial to purchase an aggregate of 475,246 shares of Company Common Stock at an exercise price per share which is equal to the closing price for shares of the Company Common Stock traded on the business day preceding the date of this Agreement on which sales of the Company Common Stock occurred, on the terms and conditions set forth therein. The Company will promptly notify First Financial of the occurrence of any event giving First Financial the right to sell, assign, transfer or exercise the Warrant, as provided in the Warrant Agreement.

      5.10 Severance Compensation Plans. At or prior to the Effective Time, the Company shall cause all severance compensation programs (except the Employment Agreements and the Plan specified in Section 4.08) of the Company and the Subsidiaries to be terminated and between the date hereof and the Effective Time no further rights shall be granted thereunder.

      5.11 Company Plans. If requested by First Financial, the Company and the Subsidiaries shall, at or prior to the Effective Time, adopt, by appropriate resolution in form and substance acceptable to First Financial, the First Financial Retirement Plan and the First Financial 401(k) Plan, contingent upon consummation of the Merger, and shall take all such other action as is reasonably requested by First Financial to permit First Financial to accomplish the matters described in Section 4.09 of this Agreement.

      5.12 No Solicitation. From and after the date hereof until the termination of this Agreement, neither the Company and its subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and the Company shall notify First Financial orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to First Financial a copy of such inquiry or proposal promptly, provided however that nothing in this Agreement shall prohibit the Board of Directors from taking, or permitting any officers, employees or agents of the Company to take any action legally required for the discharge of the fiduciary duties of the Board of Directors of the Company. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      5.13 Other Approvals. The Company shall cooperate and use its best efforts to obtain all written consents and approvals of other persons in connection with any lease or other agreement the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such written consent or approval.

      5.14 Best Efforts. The Company agrees to use its best efforts to cause the conditions within its control to be satisfied and to effect the Reorganization.

      5.15 Termination and Other Payments. Notwithstanding anything in this Agreement to the contrary, all severance and termination payments, benefits, acceleration of benefit vesting, and other compensation paid by the Company or any Subsidiary, or First Financial or any subsidiary thereof, as provided for in this Agreement, or otherwise, shall not exceed the level of payments and benefits which would constitute parachute payments under Section 280G of the IRC, giving effect to any obligations of First Financial or any subsidiary thereof, as provided herein.


                              ARTICLE SIX

           Conditions to Obligations of Each of the Parties

      The   obligation  of  each  of  the  parties   hereto  to  consummate  the
transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Effective Time:

      6.01 Approval by Affirmative Vote of Stockholders. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite vote of the stockholders of the Company.

      6.02 Approval of Merger. Prior approval shall have been received from the OTS of the acquisition by First Financial of the Company and of the Subsidiaries without any conditions which in the reasonable opinion of First Financial or the Company are materially adverse and such approval shall not have been withdrawn or stayed.

      6.03 Approval of Bank Merger. Prior approval shall have been received from the OTS for the Bank Merger in the manner set forth herein and in the Bank Merger Agreement without any conditions which in the reasonable opinion of First Financial or the Company are materially adverse and such approval shall not have been withdrawn or stayed.

      6.04 Tax Opinion. An opinion shall have been delivered by Hogan & Hartson in form and substance reasonably satisfactory to First Financial and the Company and to its counsel, that the Reorganization will qualify as a tax-free reorganization under the Code and, except with regard to cash received in exchange for fractional shares, that no gain or loss will be recognized by the holders of Company Common Stock upon receipt of shares of First Financial Common Stock in exchange for their shares of Company Common Stock.

      6.05 Registration Statement. The Registration Statement filed by First Financial with the SEC with respect to the First Financial Common Stock to be issued pursuant to this Agreement and the Plan of Merger shall have become effective and no stop order proceedings with respect thereto shall be pending or threatened.

      6.06 Blue Sky. First Financial shall have obtained any and all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the First Financial Common Stock.

      6.07 Other Approvals. All actions, consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for First Financial may be, necessary to permit or enable First Financial, upon and after the Merger, and as are or may be necessary to permit FF-Bank, upon and after the Bank Merger, to conduct all or any part of the business of the Company and the Subsidiaries, respectively, in the manner in which such activities and businesses are conducted up to the Effective Time shall have been obtained without any conditions which in the reasonable opinion of First Financial are materially adverse, and shall not have been withdrawn or stayed.

      6.08 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

      6.09 Pooling Letter. The Company and First Financial shall have received, within twenty-one (21) days after the execution of this Agreement, a letter from Ernst & Young L.L.P. and KPMG Peat Marwick each of which is reasonably satisfactory to the Company and First Financial to the effect that each of Ernst & Young L.L.P. and KPMG Peat Marwick has reviewed the terms of this Agreement and the transactions contemplated hereby and that nothing has come to its attention which would render it incapable or otherwise affect its ability or willingness to issue the opinion referred to in Section 8.11 hereof; provided, however, in the event First Financial shall have waived prior to the expiration of such period the condition contained in Section 8.11 hereof, this Section 6.09 shall be without any effect.

      6.10 Fairness Opinion. An opinion shall have been received by the Company from The Chicago Corporation, dated as of the date of this Agreement and confirmed prior to distribution of the Prospectus/Proxy Statement to the stockholders of the Company as required by Section 5.01 of this Agreement, to the effect that the consideration to be received by the Company's stockholders pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view and such opinion shall not have been withdrawn or materially modified prior to the vote of the stockholders.

      6.11 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or the Plan of Merger or otherwise reasonably necessary in the opinion of First Financial or the Company to consummate the transactions contemplated by this Agreement or the Plan of Merger or the Bank Merger Agreement shall have been obtained and shall be satisfactory to First Financial.

      6.12 Schedules and Investigations. All Schedules of one party to this Agreement which are provided to the other party to this Agreement as of the date of this Agreement, shall modify the providing party's representations, warranties, covenants and obligations and shall not constitute a breach or default of any of the providing party's representations, warranties, covenants and obligations under this Agreement. All Schedules provided after the date of this Agreement pursuant to Article Three of this Agreement and all investigations of the Company conducted by First Financial pursuant to Section
5.04 and all investigations of First Financial conducted by the Company pursuant to Section 4.10 shall modify, and shall not constitute a breach or default of, any of the representations, warranties, covenants or obligations of the party providing the Schedule or being investigated, provided that in the event either party learns of any information or matters from such Schedule or during any investigation that such party believes may constitute or reveal a breach of the other party's representations, warranties, covenants or obligations contained herein, such party shall provide the other party with a written notice within 15 days of the provision of the Schedule or the completion of the investigation specifying the information or matters learned and the basis upon which they may constitute or reveal a breach of the other party's representations, warranties, covenants or obligations and the other party shall have 30 days to respond to such written notice. No breach of a representation, warranty, covenant or obligation that is learned by a party contemplated by this Section 6.12 shall constitute a breach of a representation, warranty, covenant or obligation of the other party under any provision of or for any purpose under this Agreement, unless the party learning of such breach provides the other party with a written notice relating thereto delivered within the time period specified in the immediately preceding sentence and the other party, in the reasonable opinion of the notifying party, has not provided a sufficient response to such notice within the time period specified in the immediately preceding sentence and the notifying party exercises its right to terminate this Agreement on the basis thereof in accordance with Article Nine.

      6.13 No Burdensome Condition. None of the requisite regulatory approvals referenced in Article Six shall impose any term, condition or restriction upon First Financial, the Company, the Surviving Corporation, FF-Bank or any of their respective Subsidiaries that First Financial or the Company, in good faith, reasonably determines would so materially and adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Financial or the Company as to render inadvisable in the reasonable good faith judgment of First Financial or the Company, the consummation of the Merger (a "Burdensome Condition").

      6.14 Cooperation. The Company and First Financial will use best efforts prior to the Effective Time to cause the closing condition at Section 8.13 hereof to be satisfied.


                             ARTICLE SEVEN

         Further Conditions to the Obligations of The Company

      The obligation of the Company to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

      7.01 Compliance by First Financial. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by First Financial at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by First Financial shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times), except for changes permitted by this Agreement and the Plan of Merger, and except for those matters which in the aggregate do not have a material adverse effect on the consolidated financial condition and earnings of First Financial and its subsidiaries taken as a whole, with the same force and effect as if made at and as of the Effective Time.

      7.02 Accuracy of Financial  Statements.  The Financial  Statements and the
Subsequent Financial Statements heretofore or hereafter furnished by First Financial to the Company shall not be inaccurate in any material respect.

      7.03 Sufficiency of Documents. All documents and proceedings of First Financial in connection with the Registration Statement, the Prospectus/Proxy Statement, regulatory filings and the Closing, as hereinafter defined, contemplated by this Agreement and the Plan of Merger shall be provided to counsel to the Company for review and comment prior to filing.

      7.04 Opinion of Counsel. There shall have been delivered and addressed to the Company an opinion of Robert M. Salinger, General Counsel to First Financial, in form and substance reasonably satisfactory to counsel to the Company, dated the Closing Date, to the effect that:

           (a) First Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and FFC-Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

           (b) First Financial and FFC-Acquisition have the corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to consummate the transactions contemplated by this Agreement and the Plan of Merger;

           (c) this Agreement and the Plan of Merger have been duly authorized, executed and delivered by First Financial and FFC-Acquisition and constitute the valid and binding obligation of First Financial and FFC-Acquisition;

           (d) as of the close of business on September 30, 1994, the capitalization of First Financial was as set forth in Section 2.03 hereof;

           (e) all corporate acts and other proceedings required to be taken by or on the part of First Financial to consummate the transactions contemplated by this Agreement and the Plan of Merger have been properly taken; neither the execution and delivery of this Agreement or the Plan of Merger, nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (x) violate any provision of the Articles of Incorporation or Bylaws of First Financial, or (y) to the knowledge of such counsel, violate, conflict with, result in the breach or termination of, constitute a default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of First Financial pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, or violate any statute, rule or regulation applicable to First Financial, which would have a material adverse effect on First Financial's consolidated financial condition, assets, liabilities or business; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement, is required for the consummation by First Financial of the transactions contemplated by this Agreement or the Plan of Merger;

           (f) the First Financial Common Stock to be issued in exchange for the Company Common Stock has been duly authorized and, when such First Financial Common Stock is issued and delivered as contemplated by this Agreement and the Plan of Merger, all such First Financial Common Stock will have been validly issued, fully paid and nonassessable except as provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Code;

           (g) the Registration Statement has been declared effective by the SEC or has become effective and, to the knowledge of such counsel, no stop order proceedings are pending or threatened with respect thereto by the SEC or state securities authorities;

           (h) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions; and

           (i) the Prospectus/Proxy Statement as of the date thereof and as amended or supplemented prior to the date of the meeting of the Company's stockholders referred to in Section 5.01 (except as to financial statements and other financial data contained therein, upon which such counsel need express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; such counsel has participated in the preparation of the Prospectus/Proxy Statement, and although such counsel has not independently verified the information contained therein, nothing has come to the attention of such counsel to lead such counsel to believe that the Prospectus/Proxy Statement, as of the date thereof and as amended and supplemented prior to the date of the meeting of the Company's stockholders referred to in Section 5.01, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion, with respect to financial statements and other financial data contained therein or with respect to matters relating to the Company or its business, properties, management, or securities), and such counsel does not know of any contracts or other documents relating to First Financial of a character required to be filed with the Prospectus/Proxy Statement as of such dates, or of any documents, other contracts, statutes or legal or governmental proceedings relating to First Financial required to be described therein which are not filed or described as required.

           (j) all regulatory and governmental approvals and consents which are necessary to be obtained by First Financial and its subsidiaries to permit the execution, delivery and performance of the Agreement and Plan of Reorganization, the Agreement and Plan of Merger and the Bank Merger Agreement have been obtained.

      7.05 Officers' Certificate. First Financial shall deliver to the Company a certificate signed by its Chairman and Chief Executive Officer or President and Chief Operating Officer or any Executive Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his respective best knowledge and belief, that First Financial has met and fully complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it. First Financial shall have delivered all such other certificates and documents with respect to First Financial as may reasonably have been requested by the Company.

      7.06 Absence of Certain Changes or Events. From the date hereof to the Effective Time, there shall be and have been no material adverse change in the consolidated capitalization, business, properties or financial condition of First Financial.

      7.07 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or the Plan of Merger or otherwise reasonably necessary in the opinion of the Company to consummate the transactions contemplated by this Agreement or the Plan of Merger shall have been obtained and shall be satisfactory to the Company.

      7.08 Litigation. First Financial shall not be made a party to, or to the knowledge of First Financial threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Company, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of First Financial. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger.


                             ARTICLE EIGHT

       Further Conditions to the Obligations of First Financial

      The  obligation  of  First   Financial  to  consummate  the   transactions
contemplated by this Agreement is further subject to satisfaction of the following conditions:

      8.01 Compliance by the Company. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the Company at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by the Company shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times) and except for changes permitted by this Agreement and the Plan of Merger, with the same force and effect as if made at and as of the Effective Time.

      8.02 Accuracy of Financial Statements. The Company Financial Statements, Company Schedules and Subsequent Company Financial Statements heretofore or hereafter furnished to First Financial shall not be inaccurate in any material respect.

      8.03 Net Worth. As of the close of business on the day immediately preceding the Effective Time and without consideration of the recognition or payment of the fees and expenses incurred in connection with this transaction, the Company's net worth as shown by the sum of its total stockholders' equity plus the allowance for loan losses, but excluding unrealized losses on securities and writedowns of certain assets set forth in Schedule 8.03, shall not be less than such amount as set forth in the Company Consolidated Statement of Financial Condition at September 30, 1994. The Company shall deliver to First Financial a certificate signed by its chief financial officer, dated the Closing Date, certifying to such effect.

      8.04 Sufficiency of Documents, Proceedings. All documents delivered by and proceedings of the Company in connection with the transactions contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to First Financial.

      8.05 Opinion of Counsel. There shall have been delivered to First Financial an opinion of Muldoon, Murphy & Faucette, special counsel to the Company, in form and substance reasonably satisfactory to First Financial, dated the Closing Date, to the effect that:

           (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and First Federal is a federally chartered stock savings association duly organized and in existence under the laws of the United States;

           (b) the Company has the corporate power and authority to carry on its business as described in the Prospectus/Proxy Statement, to own, lease and operate their properties and to consummate the transactions contemplated by this Agreement and the Plan of Merger and the Subsidiaries have the corporate power and authority to carry on their business as described in the Prospectus/Proxy Statement and to own, lease and operate its properties and First Federal has the authority to consummate the transactions contemplated by the Bank Merger Agreement;

           (c) this Agreement and the Plan of Merger have been duly authorized and approved by the Company and this Agreement and the Plan of Merger and the transactions contemplated thereby have been approved by the requisite vote of the Company's stockholders and duly authorized, executed and delivered by the Company and this Agreement and the Plan of Merger constitute the valid and binding obligation of the Company;

           (d)   the authorized capitalization of the Company is as set forth in
Section 3.03 hereof;

           (e) all corporate acts and other proceedings required to be taken by or on the part of the Company, including the adoption of this Agreement and the Plan of Merger by the stockholders of the Company, to consummate the transactions contemplated by this Agreement and the Plan of Merger have been properly taken; neither the execution and delivery of this Agreement and the Plan of Merger nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate or Charter or Bylaws of the Company or the Subsidiaries; or (ii) to the best knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company or the Subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Company or the Subsidiaries, which would have a material adverse effect on the financial condition, assets, liabilities or business of the Company or the Subsidiaries; to the best knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement and the Bank Merger Agreement, is required for the consummation by the Company or the Subsidiaries of the transactions contemplated by this Agreement, the Plan of Merger or the Bank Merger Agreement;

           (f) to the knowledge of such counsel, since September 30, 1994, neither the Company nor the Subsidiaries have granted any options, warrants, calls, agreements or commitments of any character relating to any of the shares of the Company or the Subsidiaries, nor has the Company or the Subsidiaries granted any rights to purchase or otherwise acquire from the Company or the Subsidiaries any shares of the Company's or the Subsidiaries' capital stock, except as provided in this Agreement;

           (g) except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by this Agreement or the Plan of Merger or the Bank Merger Agreement or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

           (h) except as disclosed in said opinion, such counsel (notwithstanding anything contained herein to the contrary, the opinion provided in this Section 8.05(h) may be provided by legal counsel to the Company other than Muldoon, Murphy & Faucette, provided that such other legal counsel is reasonably acceptable to First Financial) does not know of any litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Company or the Subsidiaries which would have a materially adverse effect on the consolidated financial condition of the Company or the financial condition of First Federal, or of any legal impediment to the continued operation of the properties and business of the Company or the Subsidiaries in the ordinary course after the consummation of the transactions contemplated by this Agreement and the Plan of Merger or by the Bank Merger Agreement; and

           (i) such counsel has participated in the preparation of the Prospectus/Proxy Statement and, although such counsel has not independently verified the information contained therein, nothing has come to the attention of such counsel to lead such counsel to believe that the Prospectus/Proxy Statement, as of the date thereof and as amended and supplemented prior to the date of the meeting of the Company's stockholders referred to in Section 5.01, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to financial statements and other financial data contained therein or with respect to matters relating to First Financial or its business, properties, management or securities), and such counsel does not know of any contracts or other documents relating to the Company or the Subsidiaries of a character required to be filed with the Prospectus/Proxy Statement as of such dates, or of any documents, other contracts, statutes or legal or governmental proceedings relating to the Company or the Subsidiaries required to be described therein which are not filed or described as required.

      8.06 Officers' Certificate. The Company shall deliver to First Financial a certificate signed by its Chairman of the Board or President and Chief Executive Officer and by its Secretary, dated the Effective Time, certifying in their official capacity to their respective best knowledge and belief that the Company has met and fully complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to the Company. The Company shall have delivered all such other certificates and documents with respect to the Company as may reasonably have been requested by First Financial.

      8.07 Absence of Certain Changes or Events. As of the Closing Date, there shall have been no "Material Adverse Change in the Company" (as defined below) from that which was represented and warranted on the date of this Agreement pursuant to this Agreement and the Schedules provided or to be provided pursuant to Section 6.12, it being understood that any updates provided pursuant to this Agreement does not constitute a waiver or other consent to any Material Adverse Change in the Company, and it being further understood that no breach or default shall occur with respect to any representation, warranty, obligation or condition of the Company, unless any such breach or default individually, or all such breaches and defaults in the aggregate, constitute a Material Adverse Change in the Company (as defined below). For purposes of this Section 8.07, a Material Adverse Change in the Company shall mean (a) any material adverse change in the business, financial condition, operating results or prospects of the Company and the Subsidiaries taken as a whole; or (b) the existence of any pending or threatened litigation or administrative action which (i) creates any reasonable possibility that the Company or the Subsidiaries may incur a material loss that has not been reserved against; (ii) challenges any portion of the Reorganization, and which, in the reasonable opinion of First Financial, would be likely to enjoin consummation, or result in rescission, of the Reorganization; or (iii) First Financial's board of directors determines, in the exercise of its fiduciary duty, would render consummation of the Reorganization adverse to the best interests of First Financial's stockholders.

      8.08 Litigation. Except as set forth in Schedule 8.08, neither the Company nor the Subsidiaries shall be made a party to, or, to the knowledge of the Company, threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of First Financial, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of the Company or the assets, properties, business, operations or condition, financial or otherwise, of First Federal, nor shall any director or officer or former director or officer of the Company or the Subsidiaries be made a party to, or threatened by, any actions, suits, proceedings, litigation or legal proceedings relating to their performance or nonperformance of their legal or fiduciary duties as directors and officers of the Company or the Subsidiaries which in the reasonable opinion of the Board of Directors of First Financial is likely to have a material adverse effect on the Company on a consolidated basis or First Federal. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger or the Bank Merger Agreement which would make consummation of the Merger or the Bank Merger inadvisable in the reasonable opinion of First Financial.

      8.09 Transfer by Affiliates. At or prior to thirty (30) days prior to the Effective Time, the Company shall have entered into agreements with each of its affiliates, as such term is defined in Rule 144 under the Securities Act, by which each such affiliate shall have agreed to make no disposition of the Company Common Stock during the thirty (30) day period immediately preceding the Effective Time.

      8.10 Bank Merger Agreement. The Bank Merger Agreement shall have been duly authorized and approved by First Federal and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

      8.11 Pooling of Interests. First Financial shall have received an opinion,
dated  as  of  the  Effective  Time,   from  Ernst  &  Young  L.L.P.   that  the
Reorganization shall be accounted for as a pooling of interests.

      8.12 Affiliation Audit. No later than forty-five (45) days after the execution of this Agreement, at First Financial's expense, First Financial or, at First Financial's option, an independent certified public accountant designated by First Financial, shall have examined the Company's and the Subsidiaries' operations, properties, books, contracts, commitments, and records and, after appropriate inquiry and examination with respect to the financial conditions, results of operations, quality of the loan and bond portfolios and the adequacy of the allowance for loan losses of the Company and the Subsidiaries as of the affiliation audit date, First Financial shall have received an audit report the results of which, in the reasonable opinion of First Financial, are satisfactory to First Financial.

      8.13 No Parachute Payments. Notwithstanding anything in this Agreement to the contrary as of the Effective Time, there shall exist no contractual or other obligations or arrangements of the Company or any of its Subsidiaries that provide for, or that under any circumstances would result in, payments that, individually or in the aggregate, constitute "parachute payments" within the meaning of Section 280G of the Code.


                             ARTICLE NINE

                              Abandonment

      9.01 Abandonment. This Agreement may be terminated and the Plan of Merger abandoned at any time prior to the filing of the Certificate of Merger as provided in Section 11.02 hereof (whether before or after approval of this Agreement and the Plan of Merger by the stockholders of the Company):

           (a) by agreement between First Financial and the Company authorized by a majority of the entire Board of Directors of each;

           (b) by either First Financial or the Company if adversely affected and if any of the conditions set forth in Article Six hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

           (c) by the Company if any of the conditions set forth in Article Seven hereof shall not have been fulfilled and shall not have been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

           (d) by First Financial if any of the conditions set forth in Article Eight hereof shall not have been fulfilled and shall have not been waived pursuant to Section 10.01 (b) hereof or shall become impossible of fulfillment;

           (e) by either First Financial or the Company in the event of a material breach by the opposite party of any representation, warranty, covenant or agreement contained herein which has not been cured within thirty (30) days after written notice of such breach has been given to the party causing such breach;

           (f) by either First Financial or the Company in the event the Merger is not consummated on or before July 31, 1995; or

           (g) by First Financial in the event that the Average Price is less than $13.25; provided, however, that no termination pursuant to this subsection
(g) shall occur in the event that First Financial shall notify the Company of its election to terminate pursuant to this subsection (g) and within two (2) business days thereafter the Company shall notify First Financial of its election to consummate the Merger with the exchange ratio being 2.06 shares of First Financial Common Stock for each outstanding share of FirstRock Common Stock.

           (h) by the Company in the event that the Average Price is greater than $20.00; provided, however, that no termination pursuant to the Subsection
(h) shall occur in the event that the Company shall notify First Financial of its election to terminate pursuant to this Subsection (h) and within two (2) business days thereafter First Financial shall notify the Company of its election to consummate the Merger with the exchange ratio being 1.365 shares of First Financial Common Stock for each outstanding share of FirstRock Common Stock.

      9.02 Effect of Abandonment. In the event this Agreement is terminated and the Plan of Merger abandoned as provided in Section 9.01, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective stockholders, directors or officers; provided, however, that Section 4.04 and

Section 5.05 of this Agreement shall survive any such abandonment. In the event of termination of this Agreement and abandonment of the Plan of Merger as provided in Section 9.01, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.


                              ARTICLE TEN

                 Modifications, Amendments and Waiver

      10.01 Modifications, Amendments and Waiver. At any time prior to the Effective Time and before or after stockholder approval of this Agreement or the Plan of Merger, the Company, First Financial and FFC-Acquisition may, (a) by written agreement executed by a duly authorized officer of each, and in the case of the Company approved by its Board of Directors, extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice executed by a duly authorized officer of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement or the Plan of Merger, or
(c) by written agreement executed by a duly authorized officer of each, make any other amendment or modification of this Agreement or the Plan of Merger; provided, however, that, after stockholder approval of this Agreement, no such extension, waiver, amendment or modification shall adversely affect the amount of the consideration to be received in the Merger by the stockholders of the Company. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any Executive Vice President in the case of First Financial or FFC-Acquisition, or the Chairman of the Board or the President and Chief Executive Officer in the case of the Company, attested to by the Secretary or Assistant Secretary of each party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or the Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement or the Plan of Merger.


                            ARTICLE ELEVEN

                             Miscellaneous

      11.01 Closing. A closing (the "Closing") of the transactions provided for herein shall take place without a meeting on the first business day after all approvals required hereby have been received and all applicable waiting periods have expired, or on such later day and at such other place as the parties may agree (the "Closing Date"). In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing the parties will exchange the certificates, opinions, and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

      11.02 Certificate of Merger. Subject to the provisions of this Agreement, on the Closing Date, as herein defined, the Certificate of Merger described in
Section 1.06, shall be signed, verified and affirmed as required by the Delaware Law and duly filed with the Secretary of State of the State of Delaware.

      11.03 Procurement of Approvals. First Financial, FFC-Acquisition and the Company shall each use its best efforts to proceed as expeditiously as possible and cooperate fully in the procurement of any required consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for the consummation of the Merger on the terms provided herein and in the Plan of Merger and in the Bank Merger Agreement, including, without being limited to, preparation by First Financial and submission of any required application for prior approval of the OTS, an application for prior approval of the Bank Merger by the OTS, preparation by First Financial and submission under the Securities Act of the Registration Statement, the preparation of the Prospectus/Proxy Statement by the Company and First Financial and the distribution of the Prospectus/Proxy Statement and the solicitation of proxies by the Company.

      11.04 Further Acts. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger (including, without limitation, the certification, execution, acknowledgement and filing of the Plan of Merger) and to effect the Bank Merger and (b) shall use all reasonable efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles Six, Seven and Eight hereof.

      11.05 Notices. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement and the Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

           (a)   if to the Company, to:

                 FIRSTROCK BANCORP, INC.
                 612 North Main Street
                 Rockford, Illinois 61103
                 ATTENTION:      David Ingrassia
                                 President and Chief Executive Officer
                with a copy to:  Muldoon, Murphy & Faucette
                                 5101 Wisconsin Avenue, N.W.
                                 Washington, D.C. 20016
                 ATTENTION:      John Bruno, Esq.

           (b)   and if to First Financial or FFC-Acquisition to:

                 FIRST FINANCIAL CORPORATION
                 1305 Main Street
                 Stevens Point, WI  54481
                 ATTENTION:      John C. Seramur, President and
                                 Chief Executive Officer

                 with a copy to: Hogan & Hartson L.L.P.
                                 555 Thirteenth Street, N.W.
                                 Washington, DC  20004-1109
                 ATTENTION:      Stuart G. Stein, Esq.

or to such other person or address as a party hereto shall specify hereunder.

      11.06 Expenses. The Company and First Financial shall each pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, the Bank Merger Agreement, shareholders' meetings, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated; provided, however, in the event this Agreement is terminated by either party hereto as a result of a misrepresentation or a breach of any representation, warranty, or covenant contained herein, the terminating party shall be entitled to recover from the other party the fees and expenses incurred by the terminating party incident hereto. First Financial and the Company each agree to indemnify and hold the other harmless, and their respective officers, directors and affiliates, against and in respect of any and all claims made by, and losses incurred with respect to, third parties that arise out of or are based upon any misrepresentation or breach by the indemnifying party of any representation, warranty or covenant contained herein, including but not limited to, damages, judgments, settlements, attorneys' fees and costs; provided, however, that neither First Financial nor the Company shall be held liable for false statements made in the Prospectus/Proxy Statement, Registration Statement or any application filed in connection with this Agreement to the extent such false statement was based upon information provided in writing by the other.

      11.07 Nonsurvival of Representations and Warranties. No representation or warranty contained in this Agreement or the Plan of Merger (other than contained in Section 2.08 relating to regulatory filings, Section 2.11 relating to shares of First Financial Common Stock to be issued pursuant to the Plan of Merger,
Section 4.05 relating to indemnification, Section 11.06 relating to expenses and
Article III of the Plan of Merger relating to the issuance of the First Financial Common Stock to stockholders of the Company) shall survive the Merger.

      11.08 Discussions With Other Banks, Bank Holding Companies, Savings Associations and Bank-Related Businesses. First Financial now or in the future may be discussing possible affiliation with other financial institutions or their holding companies or bank-related businesses but such discussions, if any, are preliminary in nature and there can be no assurance at this time that agreements for affiliation will be reached, or if reached, will be consummated. However, it is agreed that additional financial institutions or their holding companies or bank-related businesses may become affiliated with First Financial prior to, concurrently with, or after the date hereof, on such terms as First Financial and any such other financial institutions or their holding company or bank-related business may in their discretion agree. First Financial agrees that any affiliation between First Financial and any financial institutions or their holding companies or banking related business, currently in process or which may be proposed in the future, shall not result in the undue delay in the affiliation of First Financial and the Company.

      11.09 Entire Agreement. This Agreement, the Plan of Merger, the Company Schedules and the Bank Merger Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

      11.10 Governing Law. This Agreement and the Plan of Merger shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware as such laws are applied to contracts entered into to be performed entirely within Delaware.

      11.11 Binding Effect and Parties in Interest. This Agreement and the Plan of Merger may not be assigned by any party hereto without the written consent of the other parties. This Agreement and the Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement and the Plan of Merger otherwise than as specifically provided herein.

      11.12 Captions. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement or the Plan of Merger.

      11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

      11.14 Severability Clause. If any provision of this Agreement or the Plan of Merger shall be held invalid, the remainder shall nevertheless, be deemed valid and effective.

      11.15 Identification. This Agreement may be identified by date of execution of the last to sign of First Financial, FFC-Acquisition and the Company.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth hereafter.


FIRSTROCK BANCORP, INC.



By: /s/  David A. Ingrassia
________________________________
  David A. Ingrassia, President


Dated:     October 26, 1994

                                 Attest: /s/  Donna Beilfuss
                                        _________________________________
                                         Donna Beilfuss, Secretary

FIRST FINANCIAL CORPORATION



By: /s/  John C. Seramur
_________________________________
  John C. Seramur, President


Dated:     October 26, 1994

                                 Attest: /s/  Robert M. Salinger
                                        _________________________________
                                         Robert M. Salinger, Secretary

FIRST FINANCIAL ACQUISITION COMPANY



By: /s/ John C. Seramur
________________________________
  John C. Seramur, President


Dated:     October 26, 1994

                                 Attest: /s/  Robert M. Salinger
                                         _________________________________
                                         Robert M. Salinger, Secretary

                                   EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER


      This Agreement and Plan of Merger is made and entered into as of ____, 1994, between First Financial Acquisition Company, a Delaware corporation ("FFC-Acquisition"), and FirstRock Bancorp, Inc., a Delaware corporation, (the "Company"), joined in by First Financial Corporation, a Wisconsin corporation ("First Financial"). FFC-Acquisition and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations." First Financial is a party to this Agreement and Plan of Merger as a parent party corporation and not as a constituent corporation.

                                    RECITALS

      FFC-Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized capital stock of FFC-Acquisition consists of 1000 shares of Common Stock, $0.01 par value per share, all of which are owned by First Financial.

      The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. As of the date hereof, the authorized capital of the Company consists of 3,500,000 shares of Company common stock, $.01 par value per share ("Company Common Stock"), of which 2,388,171 shares are issued and outstanding and of which 256,829 shares are held in the treasury of the Company.

      FFC-Acquisition, the Company and First Financial have entered into an Agreement and Plan of Reorganization dated as of October 26, 1994 (the "Agreement"), setting forth certain representations, warranties, covenants and agreements in connection with the transactions therein and herein contemplated and which contemplates the merger of the Company with and into FFC-Acquisition with and into the Company (the "Merger") in accordance with this Agreement and Plan of Merger.

      First Financial will authorize the issuance of shares of its Common Stock, par value $1.00 per share (the "First Financial Common Stock"), for the purposes of the Agreement and this Agreement and Plan of Merger.

      The respective Boards of Directors of the Company, First Financial and FFC-Acquisition deem the Merger advisable and in the best interests of each such corporation and their respective shareholders. The respective Boards of Directors of the Company, First Financial and FFC-Acquisition, by resolutions duly adopted, have approved the Agreement and approved this Agreement and Plan of Merger, and this Agreement and Plan of Merger has been submitted to and approved by the requisite vote of the Company's and FFC-Acquisition's stockholders.

      Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

                               ARTICLE I

      1.01 Merger of the Company into FFC-Acquisition. The Company FFC-Acquisition shall be merged into FFC-Acquisition the Company at the Effective Time as that term is defined in the Agreement. The separate corporate existence of the Company shall thereupon cease and FFC-Acquisition shall be the surviving corporation. FFC-Acquisition is herein sometimes referred to as the "Surviving Corporation." FFC-Acquisition shall be merged with and into the Company in accordance with applicable provisions of the Delaware General Corporation Law (the "Delaware Law") and on the terms and subject to the conditions contained in the Agreement. Simultaneously with the effectiveness of the Merger, (a) the separate existence of FFC-Acquisition shall cease and (b) the Company, as the surviving corporation (the "Surviving Corporation"), shall continue to exist under and be governed by the Delaware Law.

      1.02 Effect of the Merger.  From and after the Effective Time:

           (a) The separate existence of the Company FFC-Acquisition shall cease and be merged into the Surviving Corporation, which shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the Company and FFC-Acquisition; and all singular rights, privileges, immunities, powers and franchises of each of the Company and FFC-Acquisition, and all property, real, personal and mixed, and all debts due to either the Company or FFC-Acquisition on whatever account, including subscriptions to shares, and all other things in action or belonging to each of the Company and FFC-Acquisition shall be vested in FFC-Acquisition as the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every interest, shall be thereafter as effectually the property of FFC-Acquisition as the Surviving Corporation as they were of the Company and FFC-Acquisition and the title to any real estate, or interest therein, vested by deed or otherwise, in either of the Company and FFC-Acquisition shall not revert or be in any way impaired by reason of the Merger.

           (b) All rights of creditors and all liens upon any property of the Company or FFC-Acquisition shall be preserved unimpaired and all debts, liabilities and duties of the Company or FFC-Acquisition shall thenceforth attach to FFC-Acquisition as the Surviving Corporation and may be enforced against FFC-Acquisition as the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; provided, however, that all such liens shall attach only to those assets to which they were attached prior to the Effective Time.

           (c) Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against either the Company or FFC-Acquisition or relating to their assets, liabilities or shares of common stock shall be prosecuted as if the Merger had not taken place, and FFC-Acquisition as the Surviving Corporation may be substituted as a party in such action or proceeding in place of the Company FFC-Acquisition.

      1.03 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Agreement and this Agreement and Plan of Merger, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                              ARTICLE II

      2.01 Name. The name of the Surviving Corporation shall be "First Financial Acquisition Company."

      2.02 Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation of FFC-Acquisition the Surviving Corporation shall be amended to be in the form of the Articles of Incorporation of the Surviving Corporation FFC-Acquisition in effect immediately prior to the Merger.

      2.03 Bylaws. The Bylaws of FFC-Acquisition, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with law.

      2.04 Directors and Officers. The directors and officers of FFC-Acquisition immediately prior to the Effective Time shall be the sole directors and officers of the Surviving Corporation.

                              ARTICLE III

      3.01 Manner and Basis of Converting Shares of FFC-Acquisition. At the Effective Time, each share of FFC-Acquisition Common Stock which is outstanding immediately prior to the Effective Time shall continue to be outstanding without any change therein shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive the same number of shares of common stock of the Surviving Corporation.

      3.02 Manner and Basis of Converting Shares of Company Stock.

           (a) Any shares of Company Common Stock or any other class or series of stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled, and no First Financial Common Stock shall be issuable or exchangeable with respect thereto.

           (b) Subject to Sections 9.01(g) and (h) of the Agreement, each share of the Company's Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive and be exchangeable for such number of shares (rounded to the nearest ten thousandth of a share) of First Financial Common Stock as shall be equal to (i) Twenty Seven Dollars and Ten Cents ($27.10) divided by (ii) the average of the closing trade prices ("Average Price") of First Financial Common Stock on the Nasdaq National Stock Market during the last fifteen trading days on which reportable sales of First Financial Common Stock took place immediately prior to, but not including, the third business day prior to the Effective Time as defined below (the "Exchange Ratio"). Fractions of shares of First Financial Common Stock will not be issued. In lieu of a fraction of a share of First Financial Common Stock, each holder of Company Common Stock otherwise entitled to a fraction of a share of First Financial common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of First Financial Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of First Financial Common Stock which shall be deemed to be the last per share sales price of the First Financial Common Stock as reported on The Nasdaq Stock Market on the fourth trading day immediately preceding the Closing Date (as defined below). Following consummation of the Merger, no holder of Company Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

           (c) Each of the Option Rights (as defined in the Agreement) which is outstanding immediately prior to the Effective Time shall be converted automatically into an option to purchase shares of First Financial Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms (including those terms, if any, providing for accelerated vesting) of the Company's 1992 Incentive Stock Option Plan (the "Employee Plan") and the Company's 1992 Stock Option Plan for Outside Directors (the "Director Plan"), (the option rights granted to under the Employee Plan and the Director Plan are sometimes collectively referred to herein as the "Option Rights"):

                 (1) The number of shares of First Financial Common Stock to be subject to the new option shall be equal to the product of the number of shares of FirstRock Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of First Financial Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                 (2) The exercise price per share of First Financial Common Stock under the new option shall be equal to the exercise price per share of FirstRock Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

      The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to First Financial. Notwithstanding anything to the contrary contained herein, all Limited Rights (as such term is defined in the Employee Plan) granted under the Employee Plan shall terminate and be of no further force or effect upon receipt of consent to such termination from the grantees of such Limited Rights. The Company will use its best efforts to obtain such consents from all holders of Limited Rights.

      3.03 Description of First Financial Common Stock. The First Financial Common Stock has a $1.00 par value. Holders of First Financial Common Stock are entitled to receive such dividends as are declared by the Board of Directors of First Financial. Each share of First Financial Common Stock is entitled to one vote. Holders of First Financial Common Stock have no cumulative voting rights in the election of directors. In the event of liquidation, holders of First Financial Common Stock are entitled to receive on a pro rata basis any assets distributed to common shareholders.

      3.04 Surrender Of Company Stock Certificates In Exchange For First Financial Common Stock.

           (a) After the Effective Time, each holder of a certificate or certificates that prior thereto represented validly issued and outstanding shares of Company Common Stock shall surrender such certificate or certificates to Norwest Bank Minnesota, N.A., the exchange agent for such shares, or another exchange agent selected by First Financial (the "Exchange Agent"), and shall receive in exchange therefor the applicable number of whole shares of First Financial Common Stock, and the cash for fractional shares (without interest thereon), if any, as provided in this Agreement and Plan of Merger.

           The holder of a certificate or certificates that prior to the Merger represented issued and outstanding shares of Company Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate or certificates in exchange for the applicable number of whole shares of First Financial Common Stock, and the cash for fractional shares, if any. The Exchange Agent shall mark all certificates delivered pursuant to this Section 3.05(a) as canceled and shall promptly thereafter deliver the same to First Financial for disposal.

           (b) First Financial dividends or other distributions otherwise payable subsequent to the Effective Time on any whole shares of First Financial Common Stock for which a Company certificate or certificates have not been surrendered for exchange pursuant to this Agreement and Plan of Merger shall be withheld until such Company outstanding certificate or certificates shall be surrendered for exchange. Upon such surrender, there shall be paid to the record holder of the new certificate or certificates of First Financial Common Stock the amount of all dividends, without interest thereon, withheld with respect to such shares as above provided.

           (c) If a certificate of Company Common Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the applicable number of whole shares of First Financial Common Stock, and the cash for fractional shares, if any, to which he or she would be otherwise entitled on surrender of such certificate of Company Common Stock, by notifying First Financial in writing of such lost, stolen or destroyed certificate and giving First Financial evidence of loss and, at First Financial's option, a bond adequate in the opinion of First Financial to indemnify it and the Exchange Agent against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the applicable number of whole shares of First Financial Common Stock, and the cash for fractional shares, if any.

           (d) Promptly after the Effective Time, First Financial shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which as of the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and (ii) instructions for use in effecting the surrender of the Certificates in exchange for First Financial Common Stock.

                              ARTICLE IV

      4.01 Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

      4.02 Governing Law. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Illinois Delaware.

      4.03 Amendment. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of First Financial, FFC-Acquisition and the Company, by their respective officers thereunto duly authorized, at any time prior to the Effective Time.

      4.04 Waiver. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the Constituent Corporations is, or the shareholders or stockholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such Constituent Corporation.

      4.05 Termination. This Agreement and Plan of Merger shall terminate upon the termination of the Agreement and there shall be no liability on the part of any of the parties hereto (or any of their respective directors or officers) except as otherwise provided in the Agreement.

      IN WITNESS WHEREOF, each of the Constituent Corporations and First Financial have caused this Agreement and Plan of Merger to be executed on their behalf by their officers hereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first above written.



ATTEST:                          FIRST FINANCIAL ACQUISITION COMPANY



By:                              By:  _________________________________
                                      John C. Seramur, President

State of Wisconsin)
                 )    ss:
County of Portage)


      On this ____________ day of  ________________,  199__,  before me appeared the above signed officers, who being first duly sworn, deposed and said that they are officers of First Financial Acquisition Company, and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of First Financial Acquisition Company and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.



                                      ---------------------------------
                                      Notary Public
                                      State of Wisconsin

My Commission Expires:

(SEAL)

ATTEST:                          FIRSTROCK BANCORP, INC.



By:                              By:  _________________________________
                                      David A. Ingrassia
                                      President and Chief Executive Officer


State of Illinois     )
                      )    ss:
County of Winnebago   )


      On this____day  of  _____________________,  199__,  before me appeared the above signed officers, who being first duly sworn, deposed and said that they are officers of FirstRock Bancorp, Inc. and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of FirstRock Bancorp, Inc. and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.



                                      ---------------------------------
                                      Notary Public
                                      ______, Illinois

My Commission Expires:
My County of Residence:


(SEAL)


ATTEST:


By:

ATTEST:                          FIRST FINANCIAL CORPORATION



By:                              By:  _________________________________
                                      John C. Seramur, President

State of Wisconsin)
                 )    ss:
County of Portage)


      On this ____________ day of  ________________,  199__,  before me appeared the above signed officers, who being first duly sworn, deposed and said that they are officers of First Financial Corporation, and are duly authorized by its Board of Directors to sign, affirm and verify this Agreement and Plan of Merger and that this Agreement and Plan of Merger has been approved by all requisite action of the Board of Directors of First Financial Corporation and this Agreement and Plan of Merger is the act and deed of the Corporation and the facts stated herein are true to the best of their knowledge.



                                      ---------------------------------
                                      Notary Public
                                      State of Wisconsin

My Commission Expires:



(SEAL)

                                 EXHIBIT B


First Financial Corporation
1303 Main Street
Stevens Point, Wisconsin  54481

Gentlemen:

      I have been advised that I may be deemed an "affiliate" within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act") of FirstRock Bancorp, Inc., a Delaware corporation (the "Company"), and may be deemed such at the time of the merger ("Merger") of First Financial Acquisition Company, a Delaware corporation ("FFC-Acquisition") with the Company. Pursuant to the Merger, I will acquire shares of the Common Stock ("First Financial Common Stock") of First Financial Corporation ("First Financial") in exchange for each share of common stock of the Company ("Company Common Stock") held by me. I agree that I will not make any sale, transfer or other disposition of the First Financial Common Stock or Company Common Stock in violation of the Act or the rules and regulations promulgated thereunder by the SEC.

      I have been advised that the issuance of the First Financial Common Stock to me pursuant to the Merger has been registered under the Act by First Financial by the filing of a Registration Statement with the SEC. I have also been advised that such registration does not apply to any distribution by me of the First Financial Common Stock received by me in the Merger. I have also been advised that, since at the effective time of the Merger, I may be deemed to have been an "affiliate" of the Company, any offering or sale by me of any of the First Financial Common Stock will, under current law, require either (i) the further registration under the Act of the First Financial Common Stock to be sold; (ii) compliance with Rule 145 promulgated under the Act; or (iii) the availability of another exemption from such registration. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me.

      I represent and warrant to First Financial that:

      1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the First Financial Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

      2. I have been informed by First Financial that the First Financial Common Stock must be held by me indefinitely unless (i) any of the First Financial Common Stock received by me in the Merger and to be distributed by me is first registered under the Act other than by the registration by First Financial referred to above; (ii) a sale of the First Financial Common Stock is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144); or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the First Financial Common Stock. I will be required to deliver to First Financial evidence of compliance with such requirements in connection with any proposed sale, transfer or other disposition by me which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel reasonably satisfactory to counsel for First Financial that such exemption is available.

      3. I understand that First Financial is under no obligation to register the First Financial Common Stock that I may wish to sell, transfer, or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

      4. If I rely on the exemption from the registration provisions contained in Section 4 of the Act (other than that contained in Rule 144 or 145), I will obtain and deliver to First Financial a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to First Financial as to the nondistributive intent, sophistication, ability to bear risk, and access to information of such transferee; (b) an acknowledgment concerning restrictions on transfer of the First Financial Common Stock; and (c) an assumption of the obligations of the undersigned under this paragraph 4.

      5. I understand that First Financial expects that the Merger will be accounted for as a pooling-of-interests and that Topic 2-E of staff accounting bulletin of the SEC provides that the risk sharing requirement for the applicability of pooling-of-interests accounting will have occurred if no affiliate of either First Financial or the Company sells or in any other way reduces his or her risk relative to (i) Company Common Stock within thirty (30) days prior to the effective time of the Merger and (ii) any First Financial Common Stock received in the Merger until such time as financial results covering at least 30 days of post-Merger combined operations have been published. I agree, in order to preserve pooling-of-interests accounting for the Merger, to make no disposition of (i) any shares of Company Common Stock within thirty (30) days prior to the effective time of the Merger, which First Financial or the Company shall advise me in writing, and (ii) any shares of First Financial Common Stock received in the Merger, or in any other way reduce my risk relative to the shares of First Financial received in the Merger, until publication by First Financial of financial results covering at least 30 days of post-Merger combined operations in the form of a Form 10-Q or Form 8-K filing with the SEC, the issuance of a quarterly earnings report, or any other public issuance which includes combined net sales and net income.

      6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to the Company's transfer agent with respect to the Company Common Stock and to First Financial's transfer agent with respect to the First Financial Common Stock and that there will be placed on the certificates for the First Financial Common Stock, or any substitutions therefor, a legend stating in substance:

      7. I have no present plan or intent, and as of the effective time of the Merger shall have no present plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, pledge (other than a pledge replacing an existing pledge of Company Common Stock) or reduction in any way of my risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (collectively a "Sale") with respect to any of the shares of First Financial Common Stock to be received by me upon the Merger. I am not aware of, or participating in any plan or intent on the part of Company shareholders (a "Plan") to engage in Sales of the First Financial Common Stock to be issued in the Merger such that the aggregate fair market value, as the effective time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all outstanding Company Common Stock immediately prior to the Merger (the "Outstanding Company Common Stock"). A Sale of First Financial Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger (a "Related Transaction"). In addition, Company Common Stock (i) exchanged for cash in lieu of fractional shares of First Financial Common Stock, and (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares of Outstanding Company Common Stock that are exchanged for shares of First Financial Common Stock which are disposed of pursuant to a Plan.

      THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION EFFECTED ON ________________, 199__, TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") APPLIES, HAVE BEEN DELIVERED IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THEY HAVE BEEN ACQUIRED FOR SUCH HOLDER'S ACCOUNT, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, WHETHER IN WHOLE OR IN PART, ONLY IN COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL SUCH TIME AS FINANCIAL STATEMENTS OF FIRST FINANCIAL CORPORATION COVERING AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS FOLLOWING THE ACQUISITION OF FIRSTROCK BANCORP, INC. SHALL HAVE BEEN PUBLISHED.

                                          Very truly yours,

                               WARRANT AGREEMENT
                         (Filed as Exhibit 2.2 hereto)

                             BANK MERGER AGREEMENT

     This Bank Merger Agreement is made and entered into this ____ day of ________ 199_, between First Financial Bank, FSB, a federally chartered stock savings bank ("Bank"), and First Federal Savings Bank, F.S.B., a federally chartered stock savings and loan association ("First Federal").


                              W I T N E S S E T H:

     WHEREAS, First Financial Corporation, a Wisconsin corporation and the parent of the Bank ("Buyer"), First Financial Acquisition Company ("FFAC"), and FirstRock Bancorp, Inc., a Delaware corporation and the parent of First Federal ("FirstRock") entered into an Agreement and Plan of Reorganization, dated October __, 1994 (the "Agreement");

     WHEREAS, pursuant to the Agreement, Buyer will acquire FirstRock through the merger of FFAC into FirstRock, and thereafter cause First Federal to be merged into the Bank;

     WHEREAS, the Bank has ______ shares of common stock outstanding, $1.00 par value per share, and First Federal has _______ shares of common stock outstanding, $_____ par value per share; and

     WHEREAS, all of the issued and outstanding shares of common stock of the Bank, and all of the shares of common stock of First Federal were voted in favor of the combination of the Bank and First Federal;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Effective Time" shall mean the date and time at which the merger contemplated by this Bank Merger Agreement becomes effective as provided in
Section 2.2 of this Bank Merger Agreement.

         1.2 "Merger" shall refer to the merger of First Federal with and into the Bank as provided in Section 2.1 of this Bank Merger Agreement.

         1.3 "Merging Corporations" shall collectively refer to First Federal and the Bank.

         1.4  "OTS" shall mean the Office of Thrift Supervision.

         1.5 "Surviving Corporation" shall refer to the Bank as the surviving corporation of the Merger. The location of the home office and any other offices of the Surviving Corporation shall be as set forth at Exhibit A hereto.


                                   ARTICLE II

                              TERMS OF THE MERGER

         2.1  The Merger.

         (a) Subject to the terms and conditions set forth in the Agreement, at the Effective Time, First Federal shall be merged with and into the Bank pursuant to 12 C.F.R. Sec. 552.13. The Bank shall be the Surviving Corporation of the Merger and shall continue to be regulated by the OTS.

         (b) As a result of the Merger, (i) each share of common stock, par value $_____ per share, of First Federal issued and outstanding immediately prior to the Effective Time shall be cancelled and (ii) each share of common stock, par value $1.00 per share, of the Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Corporation issued and outstanding immediately after the Effective Time.

         (c) Upon the Effective Time, all assets and property of the Merging Corporations shall immediately, without any further act, become the property of the Surviving Corporation to the same extent as they were the property of the Merging Corporations, and the Surviving Corporation shall be a continuation of the entity that absorbed the Merging Corporations. All rights and obligations of the Merging Corporations shall remain unimpaired, and the Surviving Corporation shall, upon the Effective Time, succeed to all those rights and obligations.

         (d) Without limiting the terms and provisions of Section 2.1(c) above, as a result of the Merger, the Surviving Corporation shall assume and succeed, in accordance with 12 C.F.R. Sec. 563b.3(f)(3), to all of the rights and obligations of each of First Federal and the Bank relating to their respective liquidation accounts, which liquidation accounts were established in connection with the respective conversions of First Federal and the Bank from the mutual to stock form of organization.

         2.2 Effective Time. The Merger shall become effective on the date specified by the OTS in its approval of the Merger. The Merger shall not be effective unless and until approved by the OTS.

         2.3 Name of the Surviving Corporation. The name of the Surviving Corporation shall be "First Financial Bank, FSB."

         2.4 Charter. On and after the Effective Time, the Charter of the Bank shall be the Charter of the Surviving Corporation, until amended in accordance with applicable law.

         2.5 Bylaws. On and after the Effective Time, the Bylaws of the Bank shall be the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

         2.6 Directors and Officers. On and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Corporation,
(i) the directors of the Surviving Corporation shall be the directors of the Bank immediately prior to the Effective Time; and (ii) the officers of the Surviving Corporation shall be the officers of the Bank immediately prior to the Effective Time. The directors and officers of the Surviving Corporation shall hold office in accordance with the Charter and Bylaws of the Surviving Corporation. The number, names and residence addresses, and terms of directors of the Surviving Corporation are as set forth at Exhibit C hereto.

         2.7 Savings Accounts. The savings accounts of the Surviving Corporation issued after the Effective Time shall be issued on the same basis as savings accounts had been issued by the Bank prior to the Merger.


                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 Conditions Precedent. The respective obligations of each party under this Bank Merger Agreement shall be subject to the approval of this Bank Merger Agreement by Buyer, in its capacity as sole stockholder of the Bank and by FirstRock in its capacity as sole stockholder of First Federal.

         3.2 Amendments. To the extent permitted by law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

         3.3 Successors. This Bank Merger Agreement shall be binding on the successors of the Bank and First Federal.

         In accordance with the procedures set forth in the rules and regulations of the OTS and other applicable law, the Bank and First Federal have caused this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.

                           FIRST FINANCIAL BANK, FSB

ATTEST:



By:______________________________       By:_______________________________
          Robert M. Salinger                       John C. Seramur
          General Counsel and                President and Chief Executive
          Corporate Secretary                          Officer


Date:  _________________                Date:  _________________



                       FIRST FEDERAL SAVINGS BANK, F.S.B.

ATTEST:


By_________________________________     By_________________________________



Date:  _________________                Date:  _________________